EXHIBIT 4



                                                                [EXECUTION COPY]






                                 CREDIT AGREEMENT



                             dated as of May 17, 1996



                                       among



                               POSSIBLE DREAMS, LTD.


                               P.D. HOLDINGS, INC.,


                          The LENDERS referred to herein


                                        and


                       NATIONSCREDIT COMMERCIAL CORPORATION,
                                     as Agent

                                      ARTICLE I

                                     DEFINITIONS

             SECTION 1.01.  Certain Defined Terms . . . . . . . . . .   1
                            ---------------------
                     1.02.  Accounting Terms and Determinations . . .  21
                            -----------------------------------
                     1.03.  Other Definitional Provisions . . . . . .  21
                            -----------------------------

                                     ARTICLE II

                                   TRANCHE A LOANS


             SECTION 2.01.  Tranche A Loans . . . . . . . . . . . . .  22
                            ---------------
                     2.02.  Tranche A Notes . . . . . . . . . . . . .  22
                            ---------------
                     2.03.  Interest on the Tranche A Loans . . . . .  22
                            -------------------------------
                     2.04.  Repayments and Prepayments of Tranche A
                            ---------------------------------------
                            Notes . . . . . . . . . . . . . . . . . .  22
                            -----

                                     ARTICLE III

                            TRANCHE B LOANS AND WARRANTS


             SECTION 3.01.  Tranche B Loan  . . . . . . . . . . . . .  25
                            --------------
                     3.02.  Tranche B Notes . . . . . . . . . . . . .  25
                            ---------------
                     3.03.  Interest on the Tranche B Loans . . . . .  25
                            -------------------------------
                     3.04.  Repayments and Prepayments of Tranche B
                            ---------------------------------------
                            Notes . . . . . . . . . . . . . . . . . .  25
                            -----
                     3.05.  Warrants  . . . . . . . . . . . . . . . .  28
                            --------

                                     ARTICLE IV

                                WORKING CAPITAL LOANS


                     SECTION 4.01.  Working Capital Loans and
                                    -------------------------
                     Commitments  . . . . . . . . . . . . . . . . . .  28
                     -----------
                     4.02.  Working Capital Notes . . . . . . . . . .  29
                            ---------------------
                     4.03.  Interest on the Working Capital Loans . .  29
                            -------------------------------------
                     4.04.  Advancing Working Capital Loans . . . . .  29
                            -------------------------------

                     4.05.  Mandatory Repayments and Prepayments  . .  29
                            ------------------------------------
                     4.06.  Optional Prepayments  . . . . . . . . . .  30
                            --------------------
                     4.07.  Application of Payments . . . . . . . . .  30
                            -----------------------
                     4.08.  Letters of Credit . . . . . . . . . . . .  30
                            -----------------

                                      ARTICLE V

                                     CONDITIONS


             SECTION 5.01.  Conditions to Closing . . . . . . . . . .  34
                            ---------------------
                     5.02.  Conditions to Each Loan . . . . . . . . .  38
                            -----------------------

                                     ARTICLE VI

                           REPRESENTATIONS AND WARRANTIES


             SECTION 6.01.  Corporate Existence and Power . . . . . .  39
                            -----------------------------
                     6.02.  Corporate and Governmental Authorization; No
                            --------------------------------------------
                            Contravention . . . . . . . . . . . . . .  39
                            -------------
                     6.03.  Binding Effect; Liens of Security
                            ----------------------------------
                            Documents  . . . . . . . . . . . . . . .   40
                            ---------
                     6.04. Financial Information . . . . . . . . . .   41
                            ---------------------
                     6.05.  Litigation  . . . . . . . . . . . . . . .  42
                            ----------
                     6.06.  Ownership of Property, Liens  . . . . . .  43
                            ----------------------------
                     6.07.  No Default  . . . . . . . . . . . . . . .  43
                            ----------
                     6.08.  No Burdensome Restrictions  . . . . . . .  43
                            --------------------------
                     6.09.  Labor Matters . . . . . . . . . . . . . .  44
                            -------------
                     6.10.  Subsidiaries; Other Equity Investments  .  44
                            --------------------------------------
                     6.11.  Investment Company Act  . . . . . . . . .  44
                            ----------------------
                     6.12.  Margin Regulations  . . . . . . . . . . .  45
                            ------------------
                     6.13.  Taxes . . . . . . . . . . . . . . . . . .  45
                            -----
                     6.14.  Compliance with ERISA . . . . . . . . . .  45
                            ---------------------
                     6.15.  Brokers . . . . . . . . . . . . . . . . .  46
                            -------
                     6.16.  Related Transactions  . . . . . . . . . .  46
                            --------------------
                     6.17.  Employment, Shareholders and Subscription
                            -----------------------------------------
                            Agreements  . . . . . . . . . . . . . . .  46
                            ----------
                     6.18.  Full Disclosure . . . . . . . . . . . . .  46
                            ---------------
                     6.19.  Representations and Warranties Incorporated
                            -------------------------------------------
                            from Other Operative Documents  . . . . .  47
                            ------------------------------
                     6.20.  Private Offering  . . . . . . . . . . . .  47
                            ----------------

                     6.21.  Compliance with Environmental Requirements;
                            -------------------------------------------
                            No Hazardous Materials  . . . . . . . . .  47
                            ----------------------
                     6.22.  Initial Capitalization  . . . . . . . . .  49
                            ----------------------
                     6.23.  Real Property Interests . . . . . . . . .  49
                            -----------------------

                                     ARTICLE VII

                                AFFIRMATIVE COVENANTS


             SECTION 7.01.  Financial Statements and Other Reports  .  50
                            --------------------------------------
                     7.02.  Payment of Obligations  . . . . . . . . .  55
                            ----------------------
                     7.03.  Conduct of Business and Maintenance of
                            --------------------------------------
                            Existence . . . . . . . . . . . . . . . .  55
                            ---------
                     7.04.  Maintenance of Property; Insurance  . . .  56
                            ----------------------------------
                     7.05.  Compliance with Laws  . . . . . . . . . .  58
                            --------------------
                     7.06.  Inspection of Property, Books and Records  58
                            -----------------------------------------
                     7.07.  Use of Proceeds . . . . . . . . . . . . .  58
                            ---------------
                     7.08.  Further Assurances  . . . . . . . . . . .  58
                            ------------------
                     7.09.  Board Meetings  . . . . . . . . . . . . .  59
                            --------------
                     7.10.  Lenders' Meetings . . . . . . . . . . . .  59
                            -----------------
                     7.11.  Consummation of the Acquisition . . . . .  59
                            -------------------------------
                     7.12.  Hedging Facilities  . . . . . . . . . . .  59
                            ------------------
                     7.13.  Hazardous Materials; Remediation  . . . .  60
                            --------------------------------
                     7.14.  Title Insurance . . . . . . . . . . . . .  60
                            ---------------
                     7.15.  Collateral Reports  . . . . . . . . . . .  61
                            ------------------
                     7.16.  Collections; Right to Notify Account
                            ------------------------------------
                            Debtors . . . . . . . . . . . . . . . . .  61
                            -------
                     7.17.  Enforcement of Covenants Not to Compete .  61
                            ---------------------------------------
                     7.18.  Landlord and Warehouseman Waivers . . . .  61
                            ---------------------------------

                                    ARTICLE VIII

                                 NEGATIVE COVENANTS


             SECTION 8.01.  Debt  . . . . . . . . . . . . . . . . . .  62
                            ----
                     8.02.  Negative Pledge . . . . . . . . . . . . .  63
                            ---------------
                     8.03.  Capital Stock . . . . . . . . . . . . . .  63
                            -------------
                     8.04.  Restricted Payments . . . . . . . . . . .  64
                            -------------------
                     8.05.  ERISA . . . . . . . . . . . . . . . . . .  65
                            -----
                     8.06.  Consolidations, Mergers and Sales of . .   65
                            ------------------------------------
                             Assets
                            -------

                     8.07.  Purchase of Assets, Investments . . . . .  66
                            -------------------------------
                     8.08.  Transactions with Affiliates  . . . . . .  66
                            ----------------------------
                     8.09.  Amendments or Waivers . . . . . . . . . .  66
                            ---------------------
                     8.10.  Fiscal Year . . . . . . . . . . . . . . .  67
                            -----------
                     8.11.  Limitations on Activities by Holdings . .  67
                            -------------------------------------
                     8.12.  Investor Fees . . . . . . . . . . . . . .  68
                            -------------
                     8.13.  Management Compensation . . . . . . . . .  68
                            -----------------------
                     8.14.  Lease Payments  . . . . . . . . . . . . .  68
                            --------------
                     8.15.  Capital Expenditures  . . . . . . . . . .  69
                            --------------------
                     8.16.  Total Debt Coverage Ratio . . . . . . . .  69
                            -------------------------
                     8.17.  Minimum EBITDA  . . . . . . . . . . . . .  69
                            --------------

                                     ARTICLE IX

                                  EVENTS OF DEFAULT


             SECTION 9.01.  Events of Default . . . . . . . . . . . .  70
                            -----------------

                                      ARTICLE X

                           FEES, EXPENSES AND INDEMNITIES;
                       GENERAL PROVISIONS RELATING TO PAYMENTS


             SECTION 10.01.  Fees . . . . . . . . . . . . . . . . . .  74
                             ----
                     10.02.  Computation of Interest and Fees . . . .  74
                             --------------------------------
                     10.03.  General Provisions Regarding Payments  .  75
                             -------------------------------------
                     10.04.  Expenses . . . . . . . . . . . . . . . .  75
                             --------
                     10.05.  Indemnity  . . . . . . . . . . . . . . .  76
                             ---------
                     10.06.  Taxes  . . . . . . . . . . . . . . . . .  77
                             -----
                     10.07.  Funding Losses . . . . . . . . . . . . .  77
                             --------------
                     10.08.  Maximum Interest . . . . . . . . . . . .  78
                             ----------------

                                     ARTICLE XI

                                      THE AGENT


             SECTION 11.01.  Appointment and Authorization  . . . . .  79
                             -----------------------------
                     11.02.  Agent and Affiliates . . . . . . . . . .  79
                             --------------------
                     11.03.  Action by Agent  . . . . . . . . . . . .  79
                             ---------------

                     11.04.  Consultation with Experts  . . . . . . .  79
                             -------------------------
                     11.05.  Liability of Agent . . . . . . . . . . .  79
                             ------------------
                     11.06.  Indemnification  . . . . . . . . . . . .  80
                             ---------------
                     11.07.  Credit Decision  . . . . . . . . . . . .  80
                             ---------------
                     11.08.  Successor Agent  . . . . . . . . . . . .  80
                             ---------------

                                     ARTICLE XII

                                    MISCELLANEOUS


             SECTION 12.01.  Survival . . . . . . . . . . . . . . . .  81
                             --------
                     12.02.  No Waivers . . . . . . . . . . . . . . .  81
                             ----------
                     12.03.  Notices  . . . . . . . . . . . . . . . .  81
                             -------
                     12.04.  Severability . . . . . . . . . . . . . .  82
                             ------------
                     12.05.  Amendments and Waivers . . . . . . . . .  82
                             ----------------------
                     12.06.  Successors and Assigns; Registration . .  82
                             ------------------------------------
                     12.07.  Collateral . . . . . . . . . . . . . . .  84
                             ----------
                     12.08.  Headings . . . . . . . . . . . . . . . .  84
                             --------
                     12.09.  GOVERNING LAW; SUBMISSION TO JURISDICTION
                                                                       85
                             -----------------------------------------
                     12.10.  Notice of Breach by Agent or Lender  . .  85
                             -----------------------------------
                     12.11.  WAIVER OF JURY TRIAL . . . . . . . . . .  85
                             --------------------
                     12.12.  Counterparts; Integration  . . . . . . .  86
                             -------------------------
                     12.13.  Knowledge of any Person  . . . . . . . .  86
                             -----------------------



              SCHEDULE 6.17 -  Employment, Shareholders' and
                                 Subscription Agreements
              SCHEDULE 6.21 -  Environmental Matters
              SCHEDULE 6.22 -  Initial Capitalization
              SCHEDULE 6.23 -  Real Property Interests
              SCHEDULE 7.04 -  Required Insurance
              SCHEDULE 8.01 -  Outstanding Debt


              EXHIBIT  A    -  Tranche A Note
              EXHIBIT  B    -  Tranche B Note
              EXHIBIT  C    -  Working Capital Note
              EXHIBIT  D    -  Warrant
              EXHIBIT  E    -  Company Security Agreement
              EXHIBIT  F    -  Holdings Pledge Agreement

              EXHIBIT  G    -  Security Capital Pledge and Guaranty
                               Agreement
              EXHIBIT  H    -  Form of Mortgage
              EXHIBIT  I    -  Borrowing Base Certificate
              EXHIBIT  J    -  Opinion of counsel to the Company
              EXHIBIT  K    -  Opinion of Davis Polk & Wardwell
                                 Special Counsel to the Agent
              EXHIBIT  L    -  Warrantholders Rights Agreement
              EXHIBIT  M    -  Seller Note
              EXHIBIT  N    -  Seller Subordination Agreement
              EXHIBIT  O    -  Investors Subordination Agreement
              EXHIBIT  P    -  Certain Charter Provisions

                                 CREDIT AGREEMENT


             CREDIT AGREEMENT dated as of May 17, 1996 among POSSIBLE DREAMS, LTD., P.D. HOLDINGS, INC., the LENDERS listed on the signature pages hereof and NATIONSCREDIT COMMERCIAL CORPORATION, as Agent.

             The parties hereto agree as follows:


                                     ARTICLE I

                                    DEFINITIONS

             SECTION 1.01.  Certain Defined Terms.  The following terms have the
                            ---------------------
   following meanings:

             "Acquisition" means the transactions contemplated by the Acquisition Documents to be consummated on or before the Closing Date.

             "Acquisition Corp." means Possible Dreams, Ltd., a Delaware corporation.

             "Acquisition Documents" means the Asset Purchase Agreement, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

             "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or any of its Subsidiaries) which is controlled by or is under common control with a Controlling Person or (iii) the Sellers. As used herein, the term "control" of a Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

             "Agent" means NationsCredit in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

             "Applicable Premium Percentage" has the meaning set forth in
   Section 2.04(c).

             "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of May 14, 1996 among Possible Dreams MA, Columbia National, Leonard Miller, Richard L. Seegal in his capacity as trustee of the Samuel C. Miller Trust u/d/t/ 8/5/95, the Management Stockholders and Acquisition Corp.

             "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Company or any of its Subsidiaries of any asset, but excluding (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of obsolete, worn-out or surplus equipment and (iii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement; provided that a disposition of assets not
                                   --------
   excluded by clauses (i), (ii) or (iii) above during any Fiscal Year shall not constitute an Asset Sale unless and until (and only to the extent that) the aggregate Net Cash Proceeds from such disposition, when combined with the Net Cash Proceeds all other such dispositions previously made during such Fiscal Year, exceeds $50,000.

             "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

             "Borrowing Base" means, on any date in any Fiscal Year, a dollar amount equal to the sum of (i) 85% of

   Eligible Receivables, (ii) solely if such date falls during the period from and including March 15 to and including September 30 of such Fiscal Year, 70% of Eligible Inventory in respect of which a book order has been recognized by the Company ("Matched Inventory") and (iii) 50% of Eligible Inventory (other than, solely if such date falls during the period from and including March 15 to and including September 30 of such Fiscal Year, Matched Inventory); provided that in no event shall the aggregate amount of Eligible Inventory
   --------
   included in the Borrowing Base pursuant to this clause (iii) and which has been identified as "slow-moving inventory" in the most recent written statement delivered by the independent public accountants of the Company pursuant to Section 7.01(d) exceed $1,000,000.

             "Borrowing Base Certificate" means a certificate, duly executed by the chief financial officer or treasurer of the Company, appropriately completed and substantially in the form of Exhibit I.

             "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago or New York City are authorized by law to close.

             "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

             "Capital Partners" means Capital Partners, Inc., a Connecticut corporation, and its successors.

             "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as
                                                                   -- ----
   amended from time to time, and regulations promulgated thereunder.

             "Class" refers, with respect to Loans, to whether such Loans are Tranche A Loans, Tranche B Loans or Working Capital Loans and, with respect to Commitments, to whether such Commitments are Tranche A Commitments, Tranche B Commitments or Working Capital Commitments.

             "Closing Date" means May 17, 1996, or such other date as the parties hereto agree to in writing, but in any event not later than May 31, 1996.

             "Code" means the Internal Revenue Code of 1986, as amended from time to time.

             "Collateral" means all property mortgaged, pledged or otherwise purported to be subjected to a Lien pursuant to the Security Documents.

             "Columbia National" means Columbia National Corporation, a Massachusetts corporation.

             "Commitment" means a Tranche A Commitment, Tranche B Commitment or Working Capital Commitment, or any combination of the foregoing, as the context may require.

             "Common Stockholders Agreement" means the Stockholders Agreement dated the Closing Date among Holdings, Security Capital and the Management Stockholders.

             "Company" means Acquisition Corp.; provided that, when used with
                                                --------
   reference to periods prior to the Closing Date, "Company" means each of Possible Dreams MA and Columbia National.

             "Company Account" means the account specified on the signature pages hereof into which all Loans to the Company shall be made available, or such other account as the Company shall from time to time specify by notice to the Lenders.

             "Company Common Stock" means the Company Voting Common Stock or the Company Non-Voting Common Stock, or both, as the context may require.

             "Company Non-Voting Common Stock" means the Class B common stock of the Company, $.01 par value per share.

             "Company Security Agreement" means the Company Security Agreement dated as of the date hereof between the Company and the Agent, substantially in the form of Exhibit E.

             "Company Voting Common Stock" means the Class A common stock of the Company, $.01 par value per share.

             "Consolidated Capital Expenditures" means, for any period, the aggregate amount of expenditures by Holdings and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment), but excluding any such expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

             "Consolidated Free Cash Flow" means, for any period, EBITDA for such period minus the following amounts:

             (a) (i) all cash payments of income taxes by Holdings and its Consolidated Subsidiaries during such period and (ii) to the extent not included in clause (i), the aggregate amount of Tax Sharing Payments during such period;

             (b) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are permitted by
        Section 8.15 and are not financed during such period (and will not be financed in any future period) with the proceeds of Debt of the Company permitted by Section 8.01(c); and

             (c)  any net gain in respect of Asset Sales during such period.

             "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of Holdings in its consolidated financial statements if such statements were prepared as of such date.

             "Consolidated Total Debt" means at any date the Debt of Holdings and its Consolidated Subsidiaries, determined on a consolidated basis at such date and without giving effect to any amount attributable to original issue discount in connection with the issuance of the Warrants.

             "Dating Program Receivable" means any Receivable (other than a Receivable payable within 30 days after the date of the issuance of the original invoice therefor) payable on or prior to December 10 of the Fiscal Year in which such Receivable is generated.

             "Debt" of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
   (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person (other than the Warrants) subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (ix) all Debt of others Guaranteed by such Person.

             "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

             "EBITDA" means, for any period, the consolidated net income of Holdings and its Consolidated Subsidiaries for such period, after all expenses and other proper charges except depreciation, interest, amortization, income taxes and, to the extent not included in income taxes, Tax Sharing Payments for such period, determined in accordance with GAAP minus (i) all intercompany items, (ii) all earnings attributable to equity
   ------
   interests in Persons that are not Subsidiaries unless actually received by Holdings or a Consolidated Subsidiary, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expense, (v) any increase or decrease in income arising from any change in Holdings' method of accounting, subject to
   Section 1.02, (vi) any fees paid pursuant to the Management Agreement and
   (vii) any interest income, in each case for such period.

             "Eligible Inventory" means, at any date of determination thereof, the aggregate value (determined at the lower of cost or market on a basis consistent with that used in the preparation of the financial statements referred to in Section 6.04(a)) at such date of all Inventory owned by the Company and located in any jurisdiction in the United States of America as to which appropriate UCC financing statements have been filed naming the Company as "debtor" and the Agent as "secured party", all net of any amounts payable by the Company in respect of commissions, processing fees or other charges, excluding, however, without duplication (i) any such Inventory which has been shipped to a customer, even if on a consignment or "sale or return" basis and whether or not such Inventory has been subsequently returned by such customer (other than any such Inventory which has been returned by a customer and is in saleable condition); (ii) any Inventory subject to a Lien (other than Liens created pursuant to the Company Security Agreement and Liens permitted under Section 8.02(f)), including a landlord's or warehouseman's Lien; (iii) any Inventory against which the Company has taken a reserve; (iv) any Inventory not subject to a valid and perfected first-priority Lien in favor of the Agent under the Company Security Agreement, subject to no prior or equal Lien (other than Liens permitted under Section 8.02(f)); (v) any Inventory which is in transit; (vi) any Inventory not produced in compliance with the applicable requirements of the Fair Labor Standards Act; and (vii) any supply, scrap or obsolete Inventory and any Inventory that is not reasonably marketable; provided that Inventory that is otherwise excluded
                          --------
   from the definition of "Eligible Inventory" solely by virtue of clauses (ii),
   (iv) or (v) or because it is not at such time located in any jurisdiction in the United States of America as to which appropriate UCC financing statements have been filed and as to which the Agent shall have a perfected security interest (including without limitation pursuant to arrangements between the Agent and any relevant letter of credit bank in form and substance satisfactory to the Agent in its sole discretion), shall be included in any determination of Eligible Inventory, but only to the extent that such Inventory consists of finished goods in transit or Inventory held by others and the aggregate value thereof (determined as aforesaid) does not at any time exceed $3,500,000.

             "Eligible Receivables" means, at any date of determination thereof, the aggregate amount of all Receivables at such date due to the Company other than the following (determined without duplication):

             (a) any Receivable due from an account debtor that is not both domiciled in the United States of America and (if not a natural person) organized under the laws of the United States of America or any political subdivision thereof and any Receivable that is not denominated and payable in U.S. dollars;

             (b) any Receivable that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority (including any Receivable due from an account debtor located in the States of New Jersey or Minnesota, unless the Company (at the time the Receivable was created and at all times thereafter) (i) had filed and has maintained effective a current notice of business activities report with the appropriate office or agency of the State of New Jersey or Minnesota (but only if such notice of business activities report is required to be filed or maintained under applicable law in the States of New Jersey or Minnesota) or (ii) was and has continued to be exempt from filing such report and has provided Agent with satisfactory evidence thereof);

             (c) any Receivable in respect of which there is any unresolved dispute with the account debtor, but only to the extent of such dispute;

             (d) any Receivable (other than a Dating Program Receivable) payable more than 30 days after the date of the issuance of the original invoice therefor;

             (e) (i) any Receivable (other than a Dating Program Receivable) that remains unpaid for more than 90 days from the original due date specified at the time of the original issuance of the invoice therefor and (ii) any Dating Program Receivable that remains unpaid for more than 60 days from the original due date specified at the time of the original issuance of the invoice therefor;

             (f) any unbilled Receivable and any Receivable in respect of goods not yet shipped;

             (g) any Receivable arising outside the ordinary course of business of the Company;

             (h) any Receivable in respect of which there has been established a contra account, or which is due from an account debtor to whom the Company owes a trade payable, but only to the extent of such account or trade payable;

             (i) any Receivable that is not subject to a first priority perfected Lien under the Company Security Agreement (except for Liens permitted under Section 8.02(f)) and any Receivable evidenced by an "instrument" (as defined in the UCC) not in the possession of the Agent;

             (j) any Receivable due from an account debtor (I) as to which on such date (x) Receivables (other than Dating Program Receivables) representing more than 25% of aggregate amount of all Receivables (other than Dating Program Receivables) of such account debtor have remained unpaid for more than 90 days from the original due date specified at the time of the original issuance of the invoice therefor or (y) Dating Program Receivables representing more than 25% of aggregate amount of all Dating Program Receivables of such account debtor have remained unpaid for more than 60 days from the original due date specified at the time of the original issuance of the invoice therefor, (II) in respect of which a credit loss has been recognized or reserved by the Company or any of its Subsidiaries, (III) in respect of which the Agent shall have notified the Company that such account debtor does not have a satisfactory credit standing as determined in good faith by the Agent,
        (IV) that is a Subsidiary or Affiliate of the Company, (V) that is the United States of America or any department, agency or instrumentality thereof, unless the Company has complied in all respects with the Federal Assignment of Claims Act of 1940, or (VI) that is the subject of a case or proceeding of the type described in clauses (g) and (h) of
        Section 9.01;

             (k) any Receivable due at any time (i) from an account debtor that the Company has not instructed such account debtor in the invoice therefor to make payments in respect of such Receivable to the Lockbox Account (as defined in the Company Security Agreement) if at such time such payments are required to be made to the Lockbox Account pursuant to
        Section 5(B) of the Company Security Agreement or (ii) from any account debtor that makes payments in a form that cannot be accepted in the Lockbox Account if at such time such payments are required to be made to the Lockbox Account pursuant to Section 5(B) of the Company Security Agreement; and

             (l) any Receivables due from an account debtor at any time, to the extent that the aggregate outstanding amount of Receivables due from such account debtor and its affiliates at such time exceeds 20% of the aggregate amount of all Receivables due to the Company at such time, but only to the extent of such excess.

             "Employment Contracts" means the employment contracts delivered by the Company to NationsCredit on the Closing Date pursuant to Section 5.01(o).


             "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

             "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

             "Event of Default" has the meaning set forth in Section 9.01.

             "Excess Cash Flow" means, for any period, an amount equal to:

             (a) EBITDA for such period, it being understood that any fees paid pursuant to the Management Agreement with respect to such period have been deducted from the determination of EBITDA for such period in accordance with the definition of EBITDA set forth herein;

             (b)  minus the following amounts:
                  -----

                  (i) (x) all cash payments of taxes by Holdings and its Consolidated Subsidiaries during such period and (y) to the extent not included in clause (x), the aggregate amount of Tax Sharing Payments during such period;

                 (ii) Consolidated Capital Expenditures for such period, to the extent that such Consolidated Capital Expenditures are permitted by
             Section 8.15 and are not financed during such period (and will not be financed in any future period) with the proceeds of Debt of the Company permitted by Section 8.01(c);

                (iii) any net gain in respect of Asset Sales during such period; and

                 (iv) the sum for such period of (x) Total Debt Service (exclusive of amortization of debt discount or premium) for such period, (y) all optional payments of the Tranche A Notes and Tranche B Notes during such period pursuant to Sections 2.04(c) and 3.04(c), and (z) the aggregate amount of Restricted Payments made during such period in accordance with clauses (i), (ii) or (iii) of the proviso to Section 8.04(a); and

             (c)  plus (or minus) the following amounts:
                  ----     -----

                  (i) any net cash extraordinary gains (or extraordinary cash losses) for such period of Holdings and its Consolidated Subsidiaries (except any such gains or losses in respect of Asset Sales);

                 (ii) any decrease (or increase) in the Net Working Investment at the last day of such period when compared with the Net Working Investment at the day immediately preceding the first day of such period; and

                (iii) any interest income of Holdings and its Consolidated Subsidiaries for such period.

             "Financing Documents" means this Agreement, the Notes and the Security Documents.

             "Fiscal Year" means a fiscal year of the Company.

             "GAAP" has the meaning set forth in Section 1.02.

             "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall
                                          --------
   not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Hazardous Materials" means (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

             "Hazardous Materials Contamination" means contamination (whether now existing or hereafter occurring) (i) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of any property now or previously owned, leased or operated by the Company or any of its Subsidiaries by Hazardous Materials, or any derivatives thereof, or (ii) on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with any property now or previously owned, leased or operated by the Company or any of its Subsidiaries.

             "Holdings" means P.D. Holdings, Inc., a Delaware corporation, and its successors.

             "Holdings Common Stock" means the common stock, par value $.01 per share, of Holdings.

             "Holdings Documents" has the meaning set forth in Section 8.11.

             "Holdings Pledge Agreement" means the Holdings Pledge Agreement dated as of the date hereof between Holdings and the Agent, substantially in the form of Exhibit F.

             "Indemnitees" has the meaning set forth in Section 10.05.

             "Insurance Account" has the meaning set forth in the Company Security Agreement.

             "Inventory" means inventory (as defined in Article 9 of the UCC) to the extent comprised of readily marketable materials of a type manufactured, consumed or held for resale (including raw materials and work-in-process) by the Company in the ordinary course of its business as presently conducted, or as modified from time to time in a manner not prohibited by this Agreement.

             "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

             "Investors" means Capital Partners and Security Capital.

             "Investors Subordination Agreement" means the Subordination Agreement dated as of the date hereof among the Company, Security Capital and the Agent, substantially in the form of Exhibit O.

             "Investors Subscription Agreement" means the Subscription Agreement dated May 16, 1996 between Security Capital and Holdings.

             "IPO" means the initial sale of shares of Common Stock by and for the account of the Holdings pursuant to an underwritten public offering registered under the Securities Act.

             "Key-Man Life Insurance Policies" has the meaning set forth in
   Section 7.04(c).

             "LC Issuer" means a bank or trust company, as issuer of all Letters of Credit outstanding hereunder at any time, who shall be mutually acceptable to the Company and the Agent and whose identity shall have been notified to each of the Lenders (i) in the case of the initial LC Issuer, prior to the issuance of the first Letter of Credit after the date hereof or (ii) in the case of any substitute for the initial LC Issuer, prior to the issuance of the first Letter of Credit issued by such substitute LC Issuer and after the date on which all Letters of Credit issued by the initial LC Issuer shall have expired (or shall have been made subject to arrangements satisfactory to the Required Lenders for the release of the Reimbursement Obligation of the Lenders with respect thereto), it being understood that the LC Issuer shall not be an affiliate of any Lender without the consent of such Lender. For purposes of this definition, The First National Bank of Boston, N.A. shall be deemed to be an "LC Issuer" acceptable to the Company and the Agent and with respect to which notice has been duly given to each of the Lenders.

             "Lender" means NationsCredit and each other Person that becomes a holder of a Note pursuant to Section 12.06, and their respective successors, and "Lenders" means all of the foregoing.

             "Letter of Credit" means a letter of credit issued pursuant to
   Section 4.08(a) for the account of the Company by the LC Issuer.

             "Letter of Credit Liabilities" means, at any time the sum, without duplication, of (i) the aggregate amount available for drawing under all Letters of Credit (without regard to whether any conditions to drawing thereunder can then be met) plus (ii) the aggregate unpaid amount of all
                               ----
   Reimbursement Obligations in respect of previous drawings made under all Letters of Credit.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

             "Loans" means the Tranche A Loans, the Tranche B Loans and the Working Capital Loans, or any combination of the foregoing, as the context may require.

             "Lockbox Account" has the meaning set forth in the Company Security Agreement.

             "Lockbox Agreement" has the meaning set forth in the Company Security Agreement.

             "Lockbox Bank" has the meaning set forth in the Company Security Agreement.

             "Major Casualty Proceeds" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Company or any of its Subsidiaries under any Property Insurance Policy or
   (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Company or any of its Subsidiaries, if the amount of such aggregate insurance proceeds or award or other compensation exceeds $1,000,000.

             "Management Agreement" means the Management Advisory Services Agreement dated as of the date hereof between Security Capital and the Company.

             "Management Stockholders" means Warren Stanley and Arnold Lee.

             "Management Subscription Agreement" means the Subscription Agreement dated as of [the date hereof] among the Management Stockholders and Holdings.

             "Margin Stock" has the meaning assigned thereto in Regulation G, U or X of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

             "Material Adverse Effect" means (i) a material adverse effect upon the business, financial position, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries or (ii) a material adverse effect on the rights and remedies of the Agent and the Lenders under this Agreement and the Notes and the other Financing Documents.

             "Material Plan" means at any time a Plan having Unfunded
   Liabilities.

             "Measuring Period" means, with respect to the last day of any fiscal quarter of the Company (i) if such last day falls on September 30, 1996, the period from and including June 1, 1996 to and including September 30, 1996, (ii) if such last day falls on December 31, 1996, the period from and including July 1, 1996 to and including December 31, 1996, (iii) if such last day falls on March 31, 1997, the period from and including July 1, 1996 to and including March 31, 1997, and (iv) if such last day fall any time thereafter, the period of four consecutive fiscal quarters of the Company ended on such day.

             "Mortgage" means the Mortgage, Assignment, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof between the Company and the Agent, substantially in the form of Exhibit H.

             "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

             "NationsCredit" means NationsCredit Commercial Corporation, a Delaware corporation, and its successors.

             "Net Cash Proceeds" means, with respect to any transaction, an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such transaction (including any cash proceeds received as income or other proceeds of any non-cash proceeds of such transaction), less (x) any expenses (including commissions) reasonably incurred by such Person in respect of such transaction and (y) in the case of an Asset Sale, the amount of any Debt secured by a Lien on the related asset and discharged from the proceeds of such Asset Sale and any taxes paid or payable by such Person (as estimated by the chief financial officer of the Company) in respect of such Asset Sale.

             "Net Working Investment" means, at any date, (i) the consolidated current assets (excluding cash and cash equivalents) of Holdings and its Consolidated Subsidiaries minus (ii) the sum of (x) consolidated current liabilities (excluding Debt) of the Company and its Consolidated Subsidiaries plus (y) the current liabilities of any Person (other than Holdings or a Consolidated Subsidiary) which are Guaranteed by Holdings or a Consolidated Subsidiary, all determined as of such date.

             "Notes" means the Tranche A Notes, the Tranche B Notes and the Working Capital Notes, or any combination of the foregoing, as the context may require.

             "Notice of Borrowing" has the meaning set forth in Section 4.04.

             "Officers' Certificate" means a certificate executed on behalf of a Person by its chairman of the board (if an officer), chief executive officer or president or one of its vice presidents and by its chief financial officer or treasurer.

             "Operative Documents" means the Financing Documents, the Acquisition Documents, the Warrants, the Common Stockholders Agreement, the Investors Subscription Agreement, the Management Subscription Agreement, the Management Agreement, the Seller Notes, the Seller Subordination Agreement, the Investors Subordination Agreement, the Employment Contracts, the Warrantholders Rights Agreement and the Tax Sharing Agreement.

             "Payment Account" means, with respect to each Lender, the account specified on the signature pages hereof into which all payments by or on behalf of the Company to such Lender under the Financing Documents shall be made, or such other account as such Lender shall from time to time specify by notice to the Company.

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

             "Permitted Contest" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that
                                                                   --------
   compliance with the obligation that is the subject of such contest is effectively stayed or permitted to be deferred during such challenge.

             "Permitted Liens" means Liens permitted pursuant to Section 8.02.

             "Person" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

             "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

             "Possible Dreams MA" means Possible Dreams, Ltd., a Massachusetts corporation.

             "Property Insurance Policy" means any insurance policy maintained by the Company or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

             "Quarterly Date" means the first Business Day of each July, October, January and April occurring after the Closing Date.

             "Real Property" means the premises known as 2 Phelps Drive, Foxborough, MA 02035, all as more fully described in Exhibit A to the Mortgage.

             "Receivable" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the respective invoice, of a customer of the Company in respect of Inventory or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Company, net of any credits, rebates or offsets owed to the customer and also net of any commissions payable to Persons other than employees of the Company or its Subsidiaries.

             "Reimbursement Obligations" means at any date the obligations of the Company then outstanding to reimburse the LC Issuer and/or the Lenders for payments made by the LC Issuer under all Letters of Credit and/or the Lenders under Section 4.08(b).

             "Required Lenders" means at any time Lenders holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated and the Notes shall have been repaid in full, holding at least 51% of the Letter of Credit Liabilities.

             "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock of the same class) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock, it being understood that any payment made directly by the Company to Security Capital under the Tax Sharing Agreement does not constitute a "Restricted Payment".

             "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

             "Security Capital" means Security Capital Corporation, a Delaware corporation, and its successors.

             "Security Capital Pledge Agreement" means the Pledge and Guaranty Agreement dated as of the date hereof between the Company and Security Capital, substantially in the form of Exhibit G.

             "Security Documents" means the Company Security Agreement, the Security Capital Pledge Agreement, the Holdings Pledge Agreement, the Mortgage and any other agreement pursuant to which Holdings, the Company or any of its or their Subsidiaries or Affiliates provides a Lien on its assets in favor of the Agent for the benefit of the Lenders, and all supplementary assignments, security agreements, pledge agreements, acknowledgments or other documents delivered or to be delivered pursuant to the terms hereof or of any other Security Document.

             "Sellers" means Columbia National and Possible Dreams MA.

             "Seller Notes" means the Notes dated the Closing Date and issued by the Company to the Sellers in the initial aggregate principal amount of $2,460,000, each in substantially the form of Exhibit M.

             "Seller Subordination Agreement" means the Subordination Agreement dated as of the date hereof among the Company, the Sellers and the Agent, substantially in the form of Exhibit N.

             "Subsidiary" means with respect to any Person any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; provided that unless the context otherwise requires,
                --------
   "Subsidiary" means a Subsidiary of the Company.

             "Tax Sharing Agreement" means the Consolidated Income Tax Sharing Agreement dated as of the Closing Date among Security Capital, the Company and Holdings.

             "Tax Sharing Payments" means, for any period, the aggregate amount of cash payments made by Holdings and the Company to Security Capital pursuant to the Tax Sharing Agreement for tax liabilities for such period.

             "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause
   (ii) above, or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in
                                                                 --------
   each case that such Investment matures within one year from the date of acquisition thereof by the Company or any of its Subsidiaries.

             "Total Debt Service" means, for any period, the sum of (i) the aggregate interest charges incurred by Holdings and its Consolidated Subsidiaries for such period, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP and the portion of any debt discount or premium (but not expenses of issuance) that shall be amortized in such period and (ii) the aggregate amount during such period of mandatory principal payments pursuant to Sections 2.04(a) and 3.04(a) and all other scheduled principal payments on all other Debt, including the portion of any payments under Capital Leases that is allocable to principal.

             "Tranche A Commitment" means, for NationsCredit as Lender, an amount equal to $5,750,000.

             "Tranche A Loan" has the meaning set forth in Section 2.01.

             "Tranche A Note" has the meaning set forth in Section 2.02.

             "Tranche B Commitment" means, for NationsCredit as Lender, an amount equal to $3,500,000.

             "Tranche B Loan" has the meaning set forth in Section 3.01.

             "Tranche B Note" has the meaning set forth in Section 3.02.

             "UCC" has the meaning set forth in the Company Security Agreement.

             "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

             "Warrantholders Rights Agreement" means the Warrantholders Rights Agreement dated as of the date hereof among Holdings, the Company and the warrantholders and stockholders referred to therein, substantially in the form of Exhibit L.

             "Warrant Shares" means the shares of Company Non-Voting Common Stock issuable upon exercise of the Warrants.

             "Warrants" has the meaning set forth in Section 3.05.

             "Working Capital Borrowing" means the aggregation of Working Capital Loans of the Lenders to be made to the Company pursuant to Section
   4.01 on a single date.

             "Working Capital Commitment" means, (i) for NationsCredit as Lender, initially $10,000,000, less any amount assigned to another Person that becomes a Lender after the date hereof (a "Subsequent Lender") and (ii) for any Subsequent Lender, the amount of Working Capital Commitment assigned to such Lender.

             "Working Capital Loans" has the meaning set forth in Section 4.01.

             "Working Capital Note" has the meaning set forth in Section 4.02.

             "Working Capital Outstandings" means at any time, as to any Lender, the sum of the aggregate outstanding principal amount of such Lender's Working Capital Loans and its pro rata share of the Letter of Credit
                                 --- ----
   Liabilities.

             SECTION 1.02.  Accounting Terms and Determinations.  Unless
                            -----------------------------------
   otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"), applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Company notifies the Lenders that the Company wishes to
   --------
   amend any covenant in Article VIII or the definition of "Excess Cash Flow" or any related definition to eliminate the effect of any change in GAAP on the operation of such covenant or the determination of "Excess Cash Flow" (or if the Agent notifies the Company that the Required Lenders wish to amend
   Article VIII or the definition of "Excess Cash Flow" or any related definition for such purpose), then the Company's compliance with such covenant or "Excess Cash Flow", as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

             SECTION 1.03.  Other Definitional Provisions.  References in this
                            -----------------------------
   Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

                                    ARTICLE II

                                  TRANCHE A LOANS

             SECTION 2.01.  Tranche A Loans.  Upon the terms and subject to the
                            ---------------
   conditions set forth herein, NationsCredit agrees to make one senior floating rate loan to the Company on the Closing Date pursuant to this Section 2.01 in a principal amount equal to its Tranche A Commitment (such loan, or any portion thereof assigned to any other Lender in accordance with Section 12.06, a "Tranche A Loan"). Tranche A Loans are not revolving in nature and amounts of such Loans repaid or prepaid may not be reborrowed. The Tranche A Commitment shall terminate at the close of business on the Closing Date.

             SECTION 2.02.  Tranche A Notes.  Each Tranche A Loan shall be
                            ---------------
   evidenced by a Tranche A Note of the Company substantially in the form of Exhibit A (each such note, a "Tranche A Note"), dated the Closing Date in a principal amount equal to the initial principal amount of such Tranche A Loan, duly executed and delivered by the Company and payable to the Lender of such Tranche A Loan.

             SECTION 2.03.  Interest on the Tranche A Loans. Each Tranche A Loan
                            -------------------------------
   shall bear interest on its principal amount outstanding from the Closing Date at the ratedetermined as set forth in the Tranche A Note in respect thereof.
    Interest shall be payable monthly in arrears as set forth therein.

             SECTION 2.04.  Repayments and Prepayments of Tranche A Notes.  (a)
                            ---------------------------------------------
   Mandatory Scheduled Repayments.  There shall become due and payable and the
   ------------------------------
   Company shall repay an aggregate principal amount of the Tranche A Notes on each Quarterly Date, commencing with the second Quarterly Date following the Closing Date, equal to the applicable installment amount set forth below (or, if less, the aggregate outstanding principal amount of the Tranche A Notes), in each case together with accrued and unpaid interest on the principal amount being repaid to and but excluding the date of payment:

        Installment                               Principal Amount
        -----------                               ----------------

        Nos. 1-4                                    $187,500.00
        Nos. 5-8                                    $250,000.00
        Nos. 9-16                                   $312,500.00
        Nos. 17-20                                  $375,000.00

                  (b)  Mandatory Incremental Prepayments.  (i) There shall
                       ---------------------------------
   become due and payable, and the Company shall prepay, on the 90th day following the last day of each Fiscal Year beginning with the Fiscal Year ending December 31, 1996, an aggregate principal amount of the Tranche A Notes equal to 75% of the Excess Cash Flow (or, if less, the aggregate outstanding principal amount of the Tranche A Notes) for such Fiscal Year (or, in the case of the payment for the first such period, for the period beginning on the Closing Date and ending on the last day of such Fiscal
   Year).

            (ii) On the date on which the Company or any of its Subsidiaries receives (x) any payment which constitutes Major Casualty Proceeds or (y) any payment under any Key-Man Life Insurance Policy, the amount of such payment shall be applied to prepay outstanding Tranche A Loans in an aggregate principal amount equal to the amount of such payment (or, if less, the aggregate outstanding principal amount of the Tranche A Notes), unless, in the case of Major Casualty Proceeds only, the Required Lenders shall otherwise direct (in which case the amount of such payment shall be deposited into the Insurance Account to be held and applied in accordance with Section 5 of the Company Security Agreement).

           (iii) Promptly upon receipt thereof by the Company or any Subsidiary, 100% of the Net Cash Proceeds received in respect of any Asset Sale shall be applied to prepay outstanding Tranche A Loans in an aggregate principal amount equal to the amount of such Net Cash Proceeds (or, if less, the aggregate outstanding principal amount of the Tranche A Loans).

           (iv) Promptly upon receipt thereof by Holdings, 100% of the Net Cash Proceeds from the issuance and sale of common stock or other equity securities after the Closing Date shall be applied to prepay outstanding Tranche A Loans in an aggregate principal amount equal to the amount of such Net Cash Proceeds (or, if less, the aggregate outstanding principal amount of the Tranche A Loans).

            (v)  Any prepayment of the Tranche A Notes in whole under this
   Section 2.04(b) shall be made together with accrued and unpaid interest on the principal amount being prepaid to but excluding the date of payment.

                  (c)  Optional Prepayments.  (i)  From and after the first
                       --------------------
   anniversary date of the Closing Date, the Company may prepay the Tranche A Notes in whole or in part (in principal amounts of $250,000 or in any integral multiple of $10,000 in excess thereof) upon prior revocable written notice to the Lenders, by paying an amount equal to the Applicable Premium Percentage on the date of payment of the aggregate principal amount being prepaid together, in the case of any prepayment of the remaining Tranche A Notes in whole, with accrued and unpaid interest on the principal amount being prepaid to but excluding the date of payment.

                  "Applicable Premium Percentage" means, at any date, (a) 102% if such date is the first anniversary of the Closing Date, (b) the percentage equal to 102% minus the Reduction Percentage at such date if such date occurs after the first anniversary of the Closing Date but prior to the third anniversary of the Closing Date and (c) 100% if such date occurs on or after the third anniversary of the Closing Date.

                  "Reduction Percentage" means, at any date, a percentage equal to 0.0833% multiplied by the number of times the 17th day of a month has occurred during the period from and excluding the first anniversary of the Closing Date to and including such date.

                  (ii) Notwithstanding the foregoing, the Company may not prepay the Tranche A Notes in whole pursuant to this subsection (c) with the proceeds of other Debt unless simultaneously with such prepayment (x) the Company (A)
    prepays any outstanding balance of the Tranche B Notes, together with accrued interest thereon, in accordance with Section 3.04(c) and (B) repays all Working Capital Loans and terminates the Working Capital Commitments,
    (y) all Letters of Credit are terminated with the consent of the respective beneficiaries thereunder or cash collateral is deposited to cover the undrawn balance of each Letter of Credit pursuant to arrangements satisfactory to the Required Lenders and (z) the Company redeems in cash, as provided in Section 5.2 of the Warrants, the number of Warrants which any Lender holding such Warrants requests the Company in writing to redeem.

                  (d)  Application of Payments.  Each repayment or prepayment of
                       -----------------------
   less than all the outstanding aggregate principal amount of the Tranche A Notes shall be applied pro rata to all the Tranche A Notes according to their respective outstanding principal amounts. The principal amount of each payment pursuant to Section 2.04(b) or (c) shall be applied to reduce the remaining payments required by Section 2.04(a) in inverse order of the maturity thereof. No payment pursuant to Section 2.04(a) or (c) shall (except as reflected in any determination of Excess Cash Flow) reduce the amount of any payment required by Section 2.04(b).


                                    ARTICLE III

                           TRANCHE B LOANS AND WARRANTS

                  SECTION 3.01.  Tranche B Loans.  Upon the terms and subject to
                                 ---------------
   the conditions set forth herein, NationsCredit agrees to make one floating rate loan to the Company on the Closing Date pursuant to this Section 3.01 in a principal amount equal to its Tranche B Commitment (such loan, or any portion thereof assigned to any other Lender in accordance with Section 12.06, a "Tranche B Loan"). Tranche B Loans are not revolving in nature and amounts of such Loans repaid or prepaid may not be reborrowed. The Tranche B Commitment shall terminate at the close of business on the Closing Date.

                  SECTION 3.02.  Tranche B Notes.  Each Tranche B Loan shall be
                                 ---------------
   evidenced by a Tranche B Note of the Company substantially in the form of Exhibit B (each such note, a "Tranche B Note"), dated the Closing Date in a principal amount equal to the initial principal amount of such Tranche B Loan, duly executed and delivered by the Company and payable to the Lender of such Tranche B Loan.

                  SECTION 3.03.  Interest on the Tranche B Loans. Each Tranche B
                                 -------------------------------
   Loan shall bear interest on its principal amount outstanding from the Closing Date at the rate determined as set forth in the Tranche B Note in respect thereof. Interest shall be payable monthly in arrears as set forth therein.

                  SECTION 3.04.  Repayments and Prepayments of Tranche B Notes.
                                 ---------------------------------------------
   (a)  Mandatory Scheduled Payments.  There shall become due and payable and
        ----------------------------
   the Company shall repay an aggregate principal amount of the Tranche B Notes on each Quarterly Date, commencing with the second Quarterly Date following the earlier of (i) the fifth anniversary date of the Closing Date and (ii) the date on which the Tranche A Notes shall have been repaid in their entirety, an aggregate principal amount of the Tranche B Notes equal to the applicable installment amount set forth below (or, if less, the aggregate outstanding principal amount of the Tranche B Notes), in each case together with accrued and unpaid interest on the principal amount being repaid to and but excluding the date of payment:

        Installment              Principal Amount
        -----------              ----------------

        Nos. 1-3                 $375,000.00
        Nos. 4-6                 $550,000.00
        No.  7                   $725,000.00

                  (b)  Mandatory Incremental Prepayments.  (i) There shall
                       ---------------------------------
   become due and payable, and the Company shall prepay, on the 90th day following the last day of each Fiscal Year beginning with the Fiscal Year ending December 31, 1996, an aggregate principal amount of the Tranche B Notes equal to the amount (if any) by which (x) 75% of Excess Cash Flow for such Fiscal Year then ended (or, in the case of the payment for the first such period, for the period beginning on the Closing Date and ending on the last day of such Fiscal Year) exceeds (y) the amount (if any) applied to the repayment of Tranche A Notes on such date in accordance with Section 2.04(b)(i) (or, if less, the aggregate outstanding principal amount of the Tranche B Notes).

            (ii) On the date on which the Company or any of its Subsidiaries receives (x) any payment which constitutes Major Casualty Proceeds or (y) any payment under any Key-Man Life Insurance Policy, the amount of such payment shall be applied to prepay outstanding Tranche B Loans in an aggregate principal amount equal to the amount (if any) by which the amount of such payment exceeds the amount (if any) of such payment applied to the repayment of Tranche A Notes on such date in accordance with Section 2.04(b)(ii) (or, if less, the aggregate outstanding principal amount of the Tranche B Notes), unless, in the case of Major Casualty Proceeds only, the Required Lenders shall otherwise direct (in which case the amount of such payment shall be deposited into the Insurance Account to be held and applied in accordance with Section 5 of the Company Security Agreement).

           (iii) Promptly upon receipt thereof by the Company or any Subsidiary, 100% of the Net Cash Proceeds received in respect of any Asset Sale shall be applied to prepay outstanding Tranche B Loans in an aggregate principal amount equal to the amount (if any) by which the amount of such Net Cash Proceeds exceeds the amount (if any) of such Net Cash Proceeds applied to prepay Tranche A Loans in accordance with Section 2.04(b)(iii) (or, if less, the aggregate outstanding principal amount of the Tranche B Loans).

           (iv) Promptly upon receipt thereof by Holdings, 100% of the Net Cash Proceeds from the issuance and sale of common stock or other equity securities after the Closing Date shall be applied to prepay outstanding Tranche B Loans in an aggregate principal amount equal to the amount (if any) by which the amount of such proceeds exceeds the amount (if any) of such Net Cash Proceeds applied to prepay Tranche

   A Loans in accordance with Section 2.04(b)(iv) (or, if less, the aggregate outstanding principal amount of the Tranche B Loans).

            (v)  Any prepayment of the Tranche B Notes in whole under this
   Section 3.04(b) shall be made together with accrued and unpaid interest on the principal amount being prepaid to but excluding the date of payment.

                  (c)  Optional Prepayments.  (i)  From and after the date on
                       --------------------
   which the Company has paid the Tranche A Notes in full, the Company may prepay the Tranche B Notes in whole or in part (in principal amounts of $250,000 or in any integral multiple of $10,000 in excess thereof) upon prior revocable written notice to the Lenders, by paying an amount equal to the Applicable Premium Percentage of the aggregate principal amount being prepaid together, in the case of any prepayment of the Tranche B Notes in whole, with accrued and unpaid interest on the principal amount being prepaid to but excluding the date of payment.

                  (ii) Notwithstanding the foregoing, the Company may not prepay the Tranche B Notes in whole pursuant to this Section 3.04(c) with the proceeds of other Debt unless simultaneously with such prepayment (x) the Company (A) prepays any outstanding balance of the Tranche A Notes in accordance with Section 2.04(c) and (B) repays all Working Capital Loans and terminates the Working Capital Commitments, (y) all Letters of Credit are terminated with the consent of the respective beneficiaries thereunder or cash collateral is deposited to cover the undrawn balance of each Letter of Credit pursuant to arrangements satisfactory to the Required Lenders and
   (z) the Company redeems in cash, as provided in Section 5.2 of the Warrants, the number of Warrants which any Lender holding such Warrants requests the Company, in writing, to redeem.

                  (d)  Application of Payments.  Each payment or prepayment of
                       -----------------------
   less than all the outstanding aggregate principal amount of the Tranche B Notes shall be applied pro rata to all the Tranche B Notes according to their respective outstanding principal amounts. The principal amount of each payment pursuant to Section 3.04(b) or (c) shall be applied to reduce the remaining payments required by Section 3.04(a) in inverse order of the maturity thereof. No payment pursuant to Section 3.04(a) or (c) shall (except as reflected in any determination of Excess Cash Flow) reduce the amount of any payment required by Section 3.04(b).


                  SECTION 3.05.  Warrants.  On the Closing Date, the Company
                                 --------
   shall issue to NationsCredit, in consideration for making the initial Tranche B Loan, warrants exercisable for shares of Company Non-Voting Common Stock equivalent to 12.5% of the Company Common Stock on a fully diluted basis (the "Warrants"). The Warrants shall be substantially in the form of Exhibit D hereto, and shall be duly executed and registered in such name or names and in such denominations as NationsCredit shall have notified the Company not less than one Business Day before the Closing Date. The Company and NationsCredit agree that, for Federal income tax purposes, (i) the initial Tranche B Loans and the Warrants constitute an investment unit and (ii) the aggregate issue price of the Tranche B Loans is $3,071,429 and the aggregate purchase price for the Warrants is $428,571. None of the Company, Holdings nor any Lender shall voluntarily take any action inconsistent with the agreement set forth in the immediately preceding sentence.


                                    ARTICLE IV

                               WORKING CAPITAL LOANS

                  SECTION 4.01.  Working Capital Loans and Commitments.  Upon
                                 -------------------------------------
   the terms and subject to the conditions set forth herein, each Lender severally and not jointly agrees to make working capital loans ("Working Capital Loans") from time to time to the Company in an aggregate principal amount at any time outstanding not to exceed such Lender's Working Capital Commitment. Each Working Capital Borrowing shall be in an aggregate amount of $100,000 or an integral multiple of $10,000 in excess thereof. No more than two Working Capital Borrowings shall be made within any week beginning on Monday of such week and ending on the last Business Day of such week. Within the foregoing limits, the Company may borrow under this
   Section 4.01, prepay or repay Working Capital Loans as required under Section 4.05(b) or to the extent permitted by Section 4.06, and reborrow pursuant to this Section 4.01.

                  SECTION 4.02.  Working Capital Notes.  The Working Capital
                                 ---------------------
   Loans of each Lender shall be evidenced by a single Working Capital Note, substantially in the form of Exhibit C (each such note, a "Working Capital Note"), dated the Closing Date in an aggregate principal amount equal to the amount of such Lender's Working Capital Commitment, duly executed and delivered and payable to such Lender. Each Lender shall record the date and amount of each Working Capital Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto, and prior to any transfer of its Working Capital Note shall endorse on Schedule A thereto (or any continuation thereof) forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Working Capital Loan then outstanding; provided that the failure of any
                                          --------
   Lender to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Working Capital Notes.
   Each Lender is hereby irrevocably authorized by the Company so to endorse its Working Capital Note and to attach to and make a part of its Working Capital Note a continuation of any such schedule as and when required.

                  SECTION 4.03.  Interest on the Working Capital Loans. Interest
                                 -------------------------------------
   on the Working Capital Loans shall accrue on the aggregate unpaid principal amount thereof at the rate determined as set forth in the Working Capital Note with respect thereto. Interest shall be payable monthly in arrears as set forth therein.

                  SECTION 4.04.  Advancing Working Capital Loans.  (a)  Except
                                 -------------------------------
   with respect to any Working Capital Borrowing made on the Closing Date, the Company shall give each Lender notice (a "Notice of Borrowing") not later than Noon (New York City time) on the Business Day immediately preceding each Working Capital Borrowing, signed by the chief financial officer or treasurer of the Company, specifying the date (which shall be a Business Day) and aggregate principal amount of such Working Capital Borrowing, and certifying as to the satisfaction of the conditions set forth in clauses (b), (c) and (d) of Section 5.02.

                  (b) Not later than 1:00 P.M. (New York City time) on the date of each borrowing specified in a Notice of Borrowing, each Lender shall make available its ratable share of such Working Capital Borrowing, in Federal or other immediately available funds, to the Company Account.

                  SECTION 4.05.  Mandatory Repayments and Prepayments.  (a)  The
                                 ------------------------------------
   Working Capital Commitment of each Lender shall terminate at the opening of business on the earlier of (i) May 17, 2003 and (ii) the date on which both the Tranche A Notes and the Tranche B Notes shall have been paid in full (the "Termination Date"), and there shall become due and the Company shall pay on the Termination Date, the entire outstanding principal amount of each Working Capital Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date.

                  (b) (i) If at any time the aggregate Working Capital Outstandings exceed the Borrowing Base, then, on the next succeeding Business Day, the Company shall prepay Working Capital Loans or cash collateralize Letter of Credit Liabilities, or both, in an aggregate amount equal to such excess.

                  (ii) In addition, the Company shall from time to time repay or prepay Working Capital Loans so that for a period of 15 consecutive calendar days during the first quarter of each Fiscal Year ended after December 31, 1996 the aggregate principal amount of Working Capital Loans outstanding on each day during such period shall not exceed $1,000,000.

                  SECTION 4.06.  Optional Prepayments.  The Company may prepay
                                 --------------------
   the Working Capital Loans in whole or in part (in minimum principal amounts of $100,000 or in any larger integral multiple of $10,000) upon at least one Business Day's prior revocable written notice to the Lenders, in an amount equal to 100% of the principal amount being prepaid.

                  SECTION 4.07.  Application of Payments.  Each payment or
                                 -----------------------
   prepayment of less than all the outstanding aggregate principal amount of the Working Capital Loans shall be applied pro rata to all the Working Capital Loans according to their respective outstanding principal amounts.
                  SECTION 4.08.  Letters of Credit.
                                 -----------------

                  (a)  Issuance of Letters of Credit; Lender Reimbursement
                       ---------------------------------------------------
   Agreement.  (i)  Subject to the terms and conditions hereof and such
   ---------
   additional terms and conditions as the LC Issuer shall require, the LC Issuer agrees to issue from time to time prior to the [30]th day prior to the Termination Date, letters of credit for the account of the Company. No Letter of Credit issued hereunder shall have a term (i) in excess of one year from the date of issuance thereof or (ii) extending beyond the 10th day prior to the Termination Date.

            (ii) Each Lender agrees for the benefit of the LC Issuer that in the event that the Company fails to reimburse the LC Issuer on the date of any drawing under any Letter of Credit for the full amount of such drawing, each Lender shall be obligated to pay to the LC Issuer, for value on the second Business Day following such drawing to the relevant account notified by the LC Issuer to the Lenders in the notice referred to in the following sentence, an amount equal to its pro rata share (determined by reference to the Working Capital Commitments of each of the Lenders) of such unreimbursed amount. The LC Issuer shall notify each Lender of any such unreimbursed amount (together with the account to which such Lender's share in respect thereof is to be paid) not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date that payment by such Lender is due.

            (iii) In consideration of the foregoing, the parties hereto agree (and the LC Issuer by accepting the benefits conferred on it hereby shall be deemed to have agreed) that upon the issuance of any Letter of Credit, the LC Issuer shall be deemed, without further action on the part of the LC Issuer or of any party hereto, to have sold to each Lender and each Lender shall be deemed, without further action by the LC Issuer or any party hereto, to have purchased from the LC Issuer, a participation in such Letter of Credit and the related Letter of Credit Liabilities, in the amount required so that the participations of the Lenders therein shall be in proportion to their respective Working Capital Commitments.

             (iv) The several obligations of the Lenders to the LC Issuer under this Section 4.08(a) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which any such Lender or any other Person may have against the LC Issuer or any other Person for any reason whatsoever;
   (2) the occurrence or continuance of a Default or the termination of the Working Capital Commitments; (3) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (4) any breach of any Financing Document by any party thereto; (5) the fact that any condition precedent to the issuance of, or the making of any payment under, any Letter of Credit was not in fact met; (6) any violation or asserted violation of law by any Lender or any affiliate thereof; or (7) to the extent permitted under applicable law, any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each payment by each Lender to the LC Issuer for its own account shall be made without any offset, abatement, withholding or reduction whatsoever.

              (v) Each Lender acknowledges and agrees that the LC Issuer will rely upon the provisions of this Section 4.08(a) in issuing any Letter of Credit for the account of the Company.

                  (b)  Reimbursement Obligations of the Company.  The Company
                       ----------------------------------------
   agrees, as a separate obligation, independent from any obligation it may have to reimburse the LC Issuer, that if at any time any Lender shall make a payment to the LC Issuer pursuant to Section 4.08(a)(ii), the Company shall be irrevocably and unconditionally obligated to reimburse such Lender within 2 Business Days after such payment is made by such for the amount of such payment in like currency, without presentment, demand, protest or other formalities of any kind. Each Lender shall give the Company prompt notice of any such payment made by such Lender; provided that failure by any Lender to give any such notice shall not affect
   --------
   the obligations of the Company pursuant to this subsection (b). All such amounts paid by such Lender shall bear interest, payable on demand, (i) for each day from the day such payment is made to and including the second Business Day thereafter, at the rate applicable to Working Capital Loans for such day and (ii) thereafter, until the Company reimburses such Lender therefor, at a rate per annum equal to the sum of 2% plus the rate applicable to Working Capital Loans for such day.

                  (c)  Reimbursement and Other Payments by the Company.  The
                       -----------------------------------------------
   obligations of the Company to reimburse each Lender pursuant to Section 4.08(b) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                       (1) any lack of validity or enforceability of any Letter of Credit or any related document;

                       (2) any amendment or waiver of or any consent to departure from any Letter of Credit or any related document;

                       (3) the existence of any claim, set-off, defense or other right which the Company may have at any time against the beneficiary of any Letter of Credit (or any Person or entity for whom such beneficiary may be acting), the Agent, the LC Issuer or any Lender or any other Person or entity, whether in connection with this Agreement, any other Financing Document or any unrelated transaction;

                       (4) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                       (5) payment by the LC Issuer under any Letter of Credit against presentation of a draft or document which does not comply with the terms of such Letter of Credit;

                       (6) any affiliation between the LC Issuer and any Lender; or

                       (7) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  (d)  Notice of Issuance.  The Company shall give the Agent
                       ------------------
   notice (the "Notice of Issuance") at least two Business Days before the proposed date of issuance of any Letter of Credit specifying the stated amount of such Letter of Credit, the transactions to be supported thereby and any other terms thereof, all consistent with and subject to this Section 4.08.

                  (e)  Conditions to Issuance of Letters of Credit.  The Company
                       -------------------------------------------
   shall not request or permit any Letter of Credit to be issued for its account unless each of the following conditions shall have been satisfied, in addition to the conditions set forth in Sections 5.01 and 5.02:

                   (i) each Lender shall have received the Notice of Issuance with respect to such Letter of Credit in accordance with Section 4.08(d) and a Borrowing Base Certificate in accordance with Section 7.01(l);

                  (ii) immediately after giving effect to the issuance of such Letter of

        Credit, (x) the Letter of Credit Liabilities shall not exceed $1,500,000 and (y) the aggregate amount of the Working Capital Outstandings for all Lenders does not exceed the lesser of (1) the Borrowing Base and (2) the aggregate amount of the Working Capital Commitments;

             (iii) the fact that, immediately before and immediately after the issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

              (iv) the fact that the representations and warranties of the Company or Holdings contained in the Financing Documents (other than (x) the representations and warranties set forth in Section 6.19 with respect to any Letter of Credit issued after the Closing Date and (y) any representation and warranty made as of a specific date, which date has occurred prior to the date of issuance of such Letter of Credit) shall be true in all material respects on and as of the date of issuance of such Letter of Credit (or the fact that the Required Lenders shall have waived such condition with respect to all or any of such representations and warranties in accordance with Section 12.05).

   The issuance of each Letter of Credit shall be deemed to be a representation and warranty by the Company to the Lenders and the Agent as of the date of such issuance as to the facts specified in clauses (ii), (iii) and (iv) above.

                  SECTION 4.09.  Obligation to Make Working Capital Loans.  If
                                 ----------------------------------------
   any Lender shall fail to perform its obligation to make a Working Capital Loan hereunder, the amount of the Working Capital Commitment of such Lender shall be assumed by the other Lenders ratably in proportion to their Working Capital Commitments so that the aggregate amount of the Working Capital Commitments to make any Working Capital Loans provided for herein shall not be reduced and the Working Capital Commitment of each other Lender shall be appropriately adjusted. No such assumption and adjustment shall relieve any Lender from its Working Capital Commitment, and each such defaulting Lender agrees to repay on demand the other Lenders that have assumed such Working Capital Commitment any Working Capital Loans made by such other Lenders in respect thereof, together with interest thereon from the date of such Loan to but excluding the date of repayment at the rate applicable to such Working Capital Loans plus 1%.


                                     ARTICLE V

                                    CONDITIONS

                  SECTION 5.01.  Conditions to Closing.  The obligation of each
                                 ---------------------
   Lender to make Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

                  (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by NationsCredit of a duly executed Tranche A Note, Tranche B Note and Working Capital Note for its account, each in the form provided for herein, and of certificates representing the Warrants, all duly executed and registered in such name or names and in such denominations as NationsCredit shall have requested;

                  (c) receipt by the Agent of duly executed counterparts of each Security Document required to be effective on the Closing Date (excluding the Lockbox Agreement which shall be delivered to the Agent within 30 days of the Closing Date), together with evidence satisfactory to it in its sole good faith discretion of the effectiveness of the security contemplated thereby and the policy of the title insurance, title commitment and other documents referred to in Section 7.14;

                  (d) receipt by NationsCredit of evidence satisfactory to it in its sole good faith discretion of the satisfaction (without waiver) of all other conditions to the closing of the Acquisition on the Closing Date, and that all transactions contemplated by the Operative Documents to be consummated on the closing date of the Acquisition will take place prior to or simultaneously with the transactions hereunder contemplated to take place on the Closing Date, and satisfaction of NationsCredit in its sole good faith discretion with the terms and conditions of the Acquisition Documents;

                  (e) receipt by NationsCredit of (i) evidence satisfactory to it in its sole good faith discretion of the effectiveness of all other Operative Documents, each of which shall be in form and substance satisfactory to NationsCredit in its sole good faith discretion, and
        (ii) each opinion required to be delivered pursuant to the Acquisition Documents in connection with the Acquisition, with a letter from each Person delivering any such opinion authorizing reliance thereon by the Agent and the Lenders, all in form and substance reasonably satisfactory to NationsCredit;

                  (f) receipt by NationsCredit of evidence satisfactory to it that (i) Holdings shall have issued shares of Holdings Common Stock to Security Capital for aggregate cash proceeds of not less than $2,700,000 and to the Management Stockholders for aggregate cash proceeds of not less than $300,000, and contributed all of such cash proceeds to the capital of the Company and (ii) the Company shall have issued the Seller Notes;

                  (g) receipt by the Agent of an opinion of Edwards & Angell, counsel for the Company and Holdings, substantially in the form of Exhibit J (by its execution and delivery of this Agreement, each of the Company and Holdings authorizes and directs such counsel to deliver such opinion to the Agent);

                  (h) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit K, and covering such additional matters relating to the transactions contemplated hereby as NationsCredit may reasonably request;

                  (i) receipt by NationsCredit, including in its capacity as Agent, of all fees and any other amounts due and payable hereunder (including fees and expenses payable pursuant to Section 10.04) of which the Company has received notice;

                  (j) receipt by NationsCredit of an environmental report prepared by GZA GeoEnvironmental, Inc., a true and complete copy of which has been delivered to the Agent prior to the Closing Date, stating that all properties owned, leased or operated by the Company and its Subsidiaries are free of Hazardous Materials Contamination, and providing such detail and containing such information in support of such conclusions as NationsCredit may request;

                  (k) receipt by NationsCredit of a certificate signed by the chief financial officer or treasurer of the Company to the effect that, both before and immediately after the making of the Loans, the issuance of the Warrants and the consummation of the Acquisition and the other transactions contemplated hereunder to take place on the Closing Date,
        (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of Acquisition Corp. made in the Operative Documents to which Acquisition Corp. is a party are true in all material respects;

                  (l) receipt by NationsCredit of the certificate referred to in Section 7.04(b) and of a copy of the Key-Man Life Insurance Policy referred to in the first sentence of Section 7.04(c) and a duly executed instrument of assignment assigning such Key-Man Life

        Insurance Policy to the Agent as collateral under the Security
        Documents;

                  (m) receipt by NationsCredit of employment contracts between the Company and each Management Stockholder that are in form and substance satisfactory to NationsCredit in its sole good faith discretion, to include provisions relating to cash and non-cash compensation, stock repurchase and non-compete;

                  (n) receipt by NationsCredit of (i) the financial statements and pro forma balance sheet referred to in Sections 6.04(a), (b) and
        (c), (ii) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Company in connection with the transactions contemplated by the Operative Documents to be consummated on the Closing Date, including an itemized estimate of all fees, expenses and other closing costs in an aggregate amount not to exceed the aggregate amount provided for such fees, expenses and closing costs in the commitment letter dated April 16, 1996 from NationsCredit to the Investors and (iii) payment instructions with respect to each wire transfer to be made by the Agent, Holdings or the Company on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer;

                  (o) receipt by the Agent of evidence satisfactory to it that the certificate of incorporation of the Company and Holdings shall each include provisions substantially in the form of Exhibit P;

                  (p) receipt by the Agent of evidence satisfactory to it in its sole good faith discretion that all outstanding obligations of the Company under the Revolving Credit Agreement dated as of September 27,

        1994 by and among Fleet National Bank as successor in interest by merger to Shawmut Bank, N.A. and the Sellers and all agreements, documents and instruments executed in writing in connection therewith have been paid in full, all commitments thereunder have been terminated and all Liens securing such obligations and all guarantees thereof have been released; and

                  (q) receipt by the Agent, for each of Holdings, the Company and Security Capital, of (i) a certified copy of the certificate of incorporation as in effect on the Closing Date, (ii) a short-form good standing certificate, (iii) a bring-down telegram, (iv) a certified copy of the by-laws as in effect on the Closing Date, (v) a certified copy of the resolutions of the board of directors authorizing the execution, delivery and performance of the Financing Documents and the other Operative Documents and (vi) an incumbency certificate, all in form and substance satisfactory to the Agent in its sole good faith discretion.

   The documents referred to in this Section shall be delivered to the Agent no later than the Closing Date. The certificates and opinions referred to in this Section shall be dated the Closing Date.

                  SECTION 5.02.  Conditions to Each Loan.  The obligation of any
                                 -----------------------
   Lender to make a Loan on the occasion of any borrowing thereof (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

                  (a) in the case of a Working Capital Borrowing, receipt by each Lender of a Notice of Borrowing in accordance with Section 4.04 and a Borrowing Base Certificate as of the close of business on the Business Day immediately preceding the date of such borrowing and, in the case of the Borrowing Base Certificate delivered in connection with the initial borrowing, on a pro forma basis after giving effect to the Acquisition;

                  (b) the fact that, immediately after such borrowing, the aggregate Working Capital Outstandings will not exceed the lesser of (i) the Borrowing Base and (ii) the aggregate amount of the Working Capital Commitments;

                  (c) the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing; and

                  (d) the fact that the representations and warranties of the Company, Holdings and Security Capital contained in the Financing Documents to which each is a party (other than (x) the representations and warranties set forth in Section 6.19, with respect to any Working Capital Borrowing made after the Closing Date and (y) any representation and warranty made as of a specific date, which date has occurred prior to the date of such Borrowing) shall be true in all material respects on and as of the date of such borrowing (or the fact that the Required Lenders shall have waived such condition with respect to all or any of such representations and warranties in accordance with Section 12.05).

   Each borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.


                                    ARTICLE VI

                          REPRESENTATIONS AND WARRANTIES

                  The Company and Holdings, jointly and severally, represent and warrant (including, in the case of any such representation and warranty made or deemed made before the consummation of the Acquisition, at the time such representation and warranty is made or deemed made and immediately after giving effect to the consummation of the Acquisition) that:

                  SECTION 6.01.  Corporate Existence and Power.  Each of the
                                 -----------------------------
   Company and Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as will be conducted immediately after the Acquisition. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the Company is required to be so qualified, except in those jurisdictions in which the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and except for any qualification to do business as a foreign corporation in the Commonwealth of Massachusetts, which qualification will be in full force and effect at all times on and after the 30th day after the Closing Date.

                  SECTION 6.02.  Corporate and Governmental Authorization; No
                                 --------------------------------------------
   Contravention.  The execution, delivery and performance by each of the
   -------------
   Company and Holdings of the Operative Documents to which it is a party are within the Company's or Holdings' (as the case may be) corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC-1 financing statements and recording of the Mortgage, all of which will be made on or within 3 Business Days after the Closing Date and will be in full force and effect at all times thereafter) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries or Holdings or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or Holdings (except for such contraventions and defaults under agreements, judgments, injunctions, orders, decrees or other instruments binding upon the Company or any of its Subsidiaries or Holdings that in the aggregate would not reasonably be expected to have a Material Adverse Effect) or result in the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any asset of the Company or any of its Subsidiaries or Holdings.

                  SECTION 6.03.  Binding Effect; Liens of Security Documents.
                                 -------------------------------------------
   (a) Each of the Operative Documents to which the Company is a party (other than the Warrants and the Notes) constitutes a valid and binding agreement of the Company, and each of the Warrants and the Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its respective terms subject, however, to general principles of equity and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect and affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Company has reserved and will keep available for issuance upon exercise of the Warrants the total number of Warrant Shares deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the Warrant Shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

                  (b) Each of the Operative Documents to which Holdings is a party constitutes a valid and binding agreement of Holdings, in each case enforceable in accordance with its respective terms subject, however, to general principles of equity and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect and affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (c) The Security Documents create valid security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected security interests (subject to the filing of UCC continuation statements) and mortgage Liens, prior to all other Liens other than Permitted Liens (including without limitation Liens permitted under Section 8.02(f)). Each of the representations and warranties made by the Company or Holdings in the Security Documents to which each is a party is true and correct in all material respects; provided that any representation and warranty made as of a
                      --------
   specific date shall be made by the Company pursuant to this subsection (c) only on such specific date.

                  SECTION 6.04.  Financial Information.
                                 ---------------------

                  (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by Lefkowitz, Garfinkel, Champi & DeRienzo, P.C., copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity and cash flows for such period.

                  (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of March 31, 1996 and the related unaudited consolidated statements of operations and cash flows for the 3 months then ended, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in
   Section 6.04(a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the 3 months then ended (subject to normal year-end adjustments and the absence of footnotes).

                  (c) The pro forma balance sheet of the Company as of March 31, 1996, copies of which have been delivered to each of the Lenders, fairly presents, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 6.04(a), the consolidated financial position of the Company as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the transactions contemplated by the Acquisition Documents, Investors Subscription Agreement and the Management Subscription Agreement, (ii) the making of the Loans, the issuance by the Company of the Seller Notes and the Warrants, and the issuance and sale by Holdings of shares of common stock as described in clause (i) of Section 5.01(f), (iii) the application of the proceeds therefrom as contemplated by the Acquisition Documents and the Financing Documents and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, the Company had and has no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

                  (d) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct and the amounts shown therein as "Eligible Receivables" and "Eligible Inventory" have been determined as provided in the Financing Documents.

                  (e) Since December 31, 1995, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole.

                  (f) Each of Acquisition Corp. and Holdings was organized to effect the Acquisition, and except in connection therewith (and as contemplated by this Agreement) has no significant assets or liabilities.

                  SECTION 6.05.  Litigation.  There is no action, suit or
                                 ----------
   proceeding pending against, or to the knowledge of the Company or Holdings threatened against or affecting, the Company or any of its Subsidiaries or Holdings before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity of any of the Operative Documents. To the knowledge of the Company, there is no action, suit or proceeding pending against, or to the knowledge of the Company or Holdings threatened against or affecting, any party to any of the Operative Documents (other than the Company and Holdings) before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of any of the Operative Documents.

                  SECTION 6.06.  Ownership of Property, Liens.  On and as of the
                                 ----------------------------
   Closing Date, after giving effect to the Acquisition, the Company is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by the Company on the balance sheet referred to in Section 6.04(c), and none of its properties and assets is subject to any Liens, except Permitted Liens (including without limitation Liens permitted under Section 8.02(f)). The Company and its Subsidiaries conduct their business without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of others (except for such infringements or claims of infringement that in the aggregate would not reasonably be expected to have a Material Adverse Effect) and to the knowledge of the Company, there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of the Company or any of its Subsidiaries.

                  SECTION 6.07.  No Default.  No Default or Event of Default has
                                 ----------
   occurred and is continuing and neither the Company nor any of its Subsidiaries is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected (except for such defaults that in the aggregate would not reasonably be expected to have a Material Adverse Effect).

                  SECTION 6.08.  No Burdensome Restrictions.  No contract,
                                 --------------------------
   lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation is reasonably likely to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries, taken as a whole.

                  SECTION 6.09.  Labor Matters.  There are no strikes or other
                                 -------------
   labor disputes pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries. Hours worked and payments made to the employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or, in any material respect, any other applicable law dealing with such matters, except as disclosed in the Asset Purchase Agreement. All payments due from the Company or any of its Subsidiaries, or for which any claim known to the Company which is reasonably expected to be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

                  SECTION 6.10.  Subsidiaries; Other Equity Investments.  The
                                 --------------------------------------
   Company has no Subsidiaries on the date hereof and on the Closing Date. With respect to any corporate or partnership Subsidiary formed after the Closing Date, each of such additional corporate or partnership Subsidiaries will be at each time that this representation is made or deemed to be made after the Closing

   Date, a wholly-owned Subsidiary that is a corporation or partnership (as the case may be) duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and shall have all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as then conducted. Neither Holdings, the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

                  SECTION 6.11.  Investment Company Act.  Neither Holdings nor
                                 ----------------------
   the Company is an "investment company" as defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by the Financing Documents do not and will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.
                  SECTION 6.12.  Margin Regulations.  None of the proceeds from
                                 ------------------
   the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve Board.

                  SECTION 6.13.  Taxes.  Holdings' federal tax identification
                                 -----
   number is 51-0374161 and the Company's federal tax identification number is 51-0374162. All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of the Company and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (including real property taxes) and other charges shown to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. All state and local sales and use taxes required to be paid by the Company or any of its Subsidiaries have been paid. All Federal and state returns have been filed by the Company and its Subsidiaries for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

                  SECTION 6.14.  Compliance with ERISA.  To the knowledge of the
                                 ---------------------
   Company, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. Each Plan and Benefit Arrangement is in compliance in all material respects with the presently applicable provisions of ERISA and each Plan and Benefit Arrangement meet in all material respects any applicable requirements for favorable tax treatment under the Code in both form and operation. To the knowledge of the Company, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  SECTION 6.15.  Brokers.  Acquisition Corp. has and will have
                                 -------
   no obligation to any Person in respect of any finder's or brokerage fees in connection herewith or with the Acquisition.

                  SECTION 6.16.  Related Transactions.  The closing of the
                                 --------------------
   Acquisition will occur simultaneously with the making of the initial Loans and purchase of the Warrants hereunder and no party has waived, without the consent of the Required Lenders, any condition precedent to their obligations to close as set forth in the Acquisition Documents. True and complete copies of all of the Acquisition Documents have been delivered or made available to the Agent, together with a true and complete copy of each document to be delivered at the closing of the Acquisition.

                  SECTION 6.17.  Employment, Shareholders and Subscription
                                 -----------------------------------------
   Agreements.  Except for the Operative Documents and the other agreements
   ----------
   described in Schedule 6.17, true and complete copies of which have been delivered to the Lenders, there are no (i) employment agreements covering the management of the Company and its Subsidiaries, (ii) collective bargaining agreements or other labor agreements covering any employees of the Company,
   (iii) agreements for managerial, consulting or similar services to which the Company is a party or by which it is bound or (iv) agreements regarding the Company or Holdings, its assets or operations or any investment therein to which any of its stockholders is a party or by which it is bound.

                  SECTION 6.18.  Full Disclosure.  None of the information
                                 ---------------
   (financial or otherwise) furnished by or on behalf of Holdings or the Company to the Agent or any Lender in connection with the consummation of the transactions contemplated by any of the Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to the Lenders have been prepared on the basis of the assumptions stated therein. Such projections represent the Company's best estimate of the Company's future financial performance as of the date of delivery of such financial projections and such assumptions are believed by the Company to be reasonable in light of current business conditions.

                  SECTION 6.19.  Representations and Warranties Incorporated
                                 -------------------------------------------
   from Other Operative Documents.  As of the Closing Date, each of the
   ------------------------------
   representations and warranties made by the Company in the Operative Documents to which it is a party are true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.

                  SECTION 6.20.  Private Offering.  Neither Holdings, the
                                 ----------------
   Company nor any Person acting on its or their behalf has offered the Notes or Warrants or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lenders and not more than five other institutional investors. Neither Holdings, the Company nor any Person acting on its or their behalf has taken, or will take, any action which would subject the issuance or sale of the Notes or the Warrants or Warrant Shares to Section 5 of the Securities Act, other than as provided in the Warrants and the Warrantholders Rights Agreement.

                  SECTION 6.21.  Compliance with Environmental Requirements; No
                                 ----------------------------------------------
   Hazardous Materials.  After giving effect to the Acquisition and except as
   -------------------
   provided on Schedule 6.21:

                  (a) Other than generation in compliance with all applicable Environmental Laws, no Hazardous Materials are located on any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or, to the knowledge of the Company, near any of such properties. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials (other than processing or handling incidental to the generation of Hazardous Materials in compliance with all applicable Environmental Laws), nor is any such property affected in any material respect by any Hazardous Materials Contamination.

                  (b) No asbestos or asbestos-containing materials are present on any of the properties now or previously owned, leased or operated by the Company or any of its Subsidiaries.

                  (c) No polychlorinated biphenyls are located on or in any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form other than non-leaking polychlorinated biphenyls within a transformer, capacitor, or other piece of equipment or a florescent light fixture, the presence and retention of which is permitted by and is maintained in compliance with all Environmental Laws.

                  (d) No underground storage tanks are located on any properties now or to the knowledge of the Company previously owned, leased or operated by the Company or any of its Subsidiaries, or were located on any such property and subsequently removed or filled.

                  (e) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to the Company's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries. All such properties and their existing and, to the knowledge of the Company, prior uses comply and at all times have complied, in all material respects, with any applicable governmental requirements relating to Environmental Laws. There is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials, and neither the Company nor any of its Subsidiaries has received any communication from or on behalf of any governmental authority that any such condition exists. None of such properties nor any property to which the Company has, directly or indirectly, transported or arranged for the transportation of any material is listed or, to the Company's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor, to the knowledge of the Company, is any such property anticipated or threatened to be placed on any such list.

                  (f) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been delivered to the Lenders at least five days prior to the date hereof.

                  (g) For purposes of this Section 6.21, the terms "Company" and "Subsidiary" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Company or any Subsidiary.

                  (h) For purposes of this Section 6.21, any representation or warranty made with respect to properties not presently owned, leased or operated by the Company or any of its Subsidiaries (other than representations and warranties made in the last sentence of clause (e) of this Section 6.21 and in clause (f) of this Section 6.21) shall be limited to conditions existing, activities occurring or compliance with governmental requirements during the period of such ownership, leasing or operation.

                  SECTION 6.22.  Initial Capitalization.  Set forth on Schedule
                                 ----------------------
   6.22 is a schedule of the initial capitalization of the Company and of Holdings, after giving effect to the transactions contemplated to take place on the Closing Date and the issuance of the Warrant Shares upon exercise of the

   Warrants, specifying each class of interest held and the amount and holder thereof.

                  SECTION 6.23.  Real Property Interests.  Except for the
                                 -----------------------
   ownership, leasehold or other interests set forth in Schedule 6.23, the Company and its Subsidiaries have, as of the Closing Date, no ownership, leasehold or other interest in real property.


                                    ARTICLE VII

                               AFFIRMATIVE COVENANTS

                  The Company (and in the cases of Sections 7.08, 7.09 and 7.11, Holdings) agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

            SECTION 7.01.  Financial Statements and Other Reports.  The Company
                           --------------------------------------
   will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP, and will deliver to each of the Lenders:

                  (a) as soon as practicable and in any event within 30 days after the end of each month, a consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form, for any such financial statements for any month ended on or after June 30, 1997, the figures for the corresponding periods of the previous Fiscal Year and the figures for such month and for such portion of the Fiscal Year ended at the end of such month set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 7.01(k), all in reasonable detail and certified by the chief financial officer of Holdings as fairly presenting in all material respects the financial condition and results of operations of Holdings and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of Holdings, subject to changes resulting from audit and normal year-end adjustments and to the absence of footnotes;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case (except with respect to the consolidated financial statements of Holdings as of and for the Fiscal Year ending December 31,
        1996) in comparative form the figures for the previous Fiscal Year, such consolidated financial statements to be certified without qualification by Lefkowitz, Garfinkel, Champi & DeRienzo, P.C., or other independent public accountants of nationally recognized standing. In addition, each set of consolidated financial statements delivered by the Company pursuant to this clause (b) with respect to any Fiscal Year (except with respect to the consolidated financial statements of Holdings as of and for the Fiscal Year ending December 31, 1996) shall set forth in comparative form the figures for such Fiscal Year set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to Section 7.01(k), it being understood that the certification of such consolidated financial statements by independent public accountants referred to in the immediately preceding sentence shall in no event be required to be made with respect to any such budgets and forecasts;

                  (c) (i) together with each delivery of financial statements pursuant to (a) and (b) above, an Officers' Certificate of the Company stating that the officers executing such certificate have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officers do not have knowledge of the existence as at the date of such Officers' Certificate, of any Default, or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; (ii) together with each delivery of financial statements for each month and Fiscal Year, a compliance certificate of the chief financial officer or treasurer of the Company (w) providing details of all transactions between the Company and any Person referred to in Section 8.08, (x) demonstrating in reasonable detail compliance during and at the end of such accounting period with the restrictions contained in Sections 8.13 through 8.17 and (y) if not specified in the financial statements delivered pursuant to (a) or (b) above, as the case may be, specifying the aggregate amount of interest paid or accrued and the aggregate amount of depreciation and amortization charged, during such accounting period; and (iii) together with each delivery of financial statements pursuant to (b) above, a statement setting forth in reasonable detail the computation of Excess Cash Flow, if any, for such Fiscal Year, certified by the chief financial officer of the Company as having been prepared from such financial statements in accordance with this Agreement;

                  (d) together with each delivery of financial statements pursuant to (b) above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating the aggregate amount of Eligible Inventory at the end of such Fiscal Year which constitutes "slow moving inventory" (determined in a manner consistent with the financial statements delivered by the Company pursuant to Section 6.04) and setting forth in reasonable detail the computation thereof and (iii) stating whether, in connection with their audit examination, any Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof

                  (e) promptly upon receipt thereof, copies of all reports submitted to the Company or Holdings by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company or Holdings made by such accountants, including the comment letter, if any, submitted by such accountants to management in connection with their annual audit;

                  (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions and (iii) all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company;

                  (g) promptly upon any officer of the Company obtaining knowledge (i) of the existence of any Default, or becoming aware that the holder of any Debt of the Company has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in the Company's certified accountant, (iii) that any Person has given any notice to the Company or taken any other action with respect to a claimed default under any material agreement or instrument (other than the Financing Documents) to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound or (iv) of the institution of any litigation or arbitration involving an alleged liability of the Company or any of its Subsidiaries equal to or greater than $100,000 or any adverse determination in any litigation or arbitration involving a potential liability of the Company or any of its Subsidiaries equal to or greater than $100,000, an Officers' Certificate of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Default), event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

                  (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or required contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement within the period required by applicable law, including ERISA and the Code, and by the terms of the Plan, Multiemployer Plan or Benefit Arrangement to make such contribution or payment or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien under Section 412(n) of the Code or the posting of a bond or other security under
        Section 307 of ERISA, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

                  (i) simultaneously with the financial statements referred to in (a) above, operating plans and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, as prepared from time to time by the management of the Company for internal use (but only if any such plans and forecasts have in fact been prepared by the management of the Company for internal use);

                  (j) upon the reasonable request of any Lender, copies of any reports or notices related to taxes and any other material reports or notices received by the Company from, or filed by the Company with, any Federal, state or local governmental agency or body regulating the activities of the Company;

                  (k) within 30 days following the conclusion of each Fiscal Year, the Company's annual operating and capital expenditure budgets and cash flow forecast for the following Fiscal Year presented on a monthly basis, which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Lenders;

                  (l) on the date on which each Notice of Borrowing is delivered and on the first Business Day of each week, a Borrowing Base Certificate setting forth (i) Eligible Inventory as of the close of business of the last day of the calendar month most recently ended prior to the date on which such Borrowing Base Certificate is being delivered and (ii) Eligible Receivables as of the close of business of the last day of the calendar week most recently ended prior to the date on which such Borrowing Base Certificate is being delivered;

                  (m) within two Business Days after any request therefor, such information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as any Lender may reasonably request;

                  (n) within ten days after the end of each month, a report, in form and substance reasonably acceptable to the Required Lenders, as to all accounts receivable of the Company outstanding as of the last day of such month (a "Receivables Report"), which shall set forth in summary form an aging of such receivables and which shall, if any Lender reasonably so requests, include a detailed aged trial balance of all such receivables specifying the names, addresses, face amount and dates of all invoices for each account debtor obligated on a receivable so listed; upon the reasonable request of any Lender and to the extent available, each Receivables Report shall be accompanied by copies of customer statements, and all documents, including repayment histories and present status reports, relating to the receivables so scheduled and such other matters and information relating to the status of any receivables as any Lender shall reasonably request;

                  (o) together with the next delivery of a Receivables Report after the Company becomes aware thereof, notice of any dispute between any account debtor and the Company with respect to any amounts due and owing in excess of $10,000 in the aggregate, with an explanation in reasonable detail of the reason for the dispute, all claims related thereto and the amount in controversy; and

                  (p) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries or Holdings as from time to time may be reasonably requested by any Lender.

                  SECTION 7.02.  Payment of Obligations.  The Company (i) will
                                 ----------------------
   pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including tax liabilities, except where the same may be the subject of a Permitted Contest, (ii) shall maintain, and cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (iii) shall not breach or permit any of its Subsidiaries to breach, in any material respect, or permit to exist any material default under, the terms of any material lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except where the same is the subject of a Permitted Contest.

                  SECTION 7.03.  Conduct of Business and Maintenance of
                                 --------------------------------------
   Existence.  The Company will continue, and will cause each of its
   ---------
   Subsidiaries to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and except as permitted by or as a result of any transaction permitted by Section 8.06 hereof, will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective partnership or corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

                  SECTION 7.04.  Maintenance of Property; Insurance.  (a)  The
                                 ----------------------------------
   Company will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Company will maintain, and will cause each of its Subsidiaries to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood to the extent that any buildings or personal property are located in a flood zone), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part I of Schedule 7.04, (ii) public liability insurance (including products/completed operations liability coverage) covering such risks, for amounts not less than those, and with deductible amounts not greater than those, set forth in Part II of Schedule
   7.04 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Lenders may approve in writing. On or prior to the Closing Date, the Company shall cause the Agent to be named as an additional insured and loss payee on each insurance policy required to be maintained pursuant to this Section 7.04(b). The Company will deliver to the Lenders (i) on the Closing Date, a certificate from the Company's insurance broker dated such date showing the amount of coverage as of such date, and certifying that, in the opinion of such broker, such amounts are reasonable and customary for companies of established repute engaged in the same or a similar business, that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and of all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each additional insured and loss payee of written notice thereof, (ii) upon the request of any Lender through the Agent from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and
   (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Company. Any proceeds in excess of $100,000 from any Property Insurance Policy which are payable to the insured in respect of any claim, or any condemnation award or other compensation in respect of a condemnation (or any transfer or disposition of property in lieu of condemnation) for which the Company or any of its Subsidiaries receives a condemnation award or other compensation in excess of $100,000, shall be paid to the Agent to be held, applied or released for application in accordance with Section 5 of the Company Security Agreement and each Property Insurance Policy shall provide that all insurance proceeds in excess of $100,000 per claim which are payable to the insured shall be payable to the Company and the Agent and, if an Event of Default has occurred and is continuing, adjusted with the Agent. The Company hereby appoints the Agent as its attorney-in-fact to make, solely while an Event of Default has occurred and is continuing, proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments under Property Insurance Policies.

                  (c) The Company will maintain a term life insurance policy in form and substance and issued by a life insurance company, in each case acceptable to the Agent in its sole good faith discretion, with respect to Warren Stanley in an amount not less than $2,000,000 (such insurance policy, together with the term life insurance policy (if any) obtained by the Company pursuant to the immediately succeeding sentence, the "Key-Man Life Insurance Policies"). In addition, the Company shall use its best efforts to obtain within 60 days of the Closing Date an additional term life insurance policy in form and substance and issued by a life insurance company, in each case acceptable to the Agent in its sole good faith discretion, with respect to Warren Stanley in an amount not less than $2,000,000. The Company shall deliver to the Agent a copy of the term life insurance policy (if any) obtained by the Company pursuant to the immediately preceding sentence within 3 Business Days of receipt thereof, together with a duly executed instrument of assignment assigning such Key-Man Life Insurance Policy to the Agent as Collateral under the Security Documents. Any proceeds payable to the Company under any Key-Man Life Insurance Policy shall be paid to the Agent for application in accordance with Section 5 of the Company Security Agreement.

                  SECTION 7.05.  Compliance with Laws.  The Company will comply,
                                 --------------------
   and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder).

                  SECTION 7.06.  Inspection of Property, Books and Records.  The
                                 -----------------------------------------
   Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective inventories and accounts receivable and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  SECTION 7.07.  Use of Proceeds.  The Company will use the
                                 ---------------
   proceeds of Loans borrowed on the Closing Date solely for payment of amounts due under the Acquisition Documents (including the repayment of Debt thereunder) and transaction fees incurred in connection with the Operative

   Documents. Working Capital Loans borrowed after the Closing Date and the Letters of Credit shall be used by the Company solely for working capital needs of the Company and its Subsidiaries. None of such proceeds will be used in violation of any applicable law or regulation.

                  SECTION 7.08.  Further Assurances.  Each of Holdings and the
                                 ------------------
   Company will, and the Company will cause each of its Subsidiaries to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances
   (x) as may from time to time be necessary or as the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Lenders to the Collateral (including Collateral acquired after the date hereof), including first priority Liens thereon, subject only to Permitted Liens (including without limitation any Liens permitted under Section 8.02(f)) and (y) as the Required Lenders may from time to time reasonably request, to establish, preserve, protect and perfect first priority Liens in favor of the Lenders on any and all assets of Holdings, the Company and its Subsidiaries, now owned or hereafter acquired, that are not Collateral on the date hereof. The Company shall promptly give notice to the Agent of the acquisition after the Closing Date by the Company or any Subsidiary of any real property (including leaseholds in respect of real property), trademark, copyright or patent.

                  SECTION 7.09.  Board Meetings.  The Company will notify the
                                 --------------
   Lenders of all meetings and actions by written consent of the board of directors of the Company and each committee thereof at the same time and in the same manner as notice of any meetings of such board or committee is required to be given to its directors who do not waive such notice (or, if such action requires no notice, then prior written notice thereof describing the matters upon which action is to be taken). The Lenders shall have the right to send two representatives selected by them to each such meeting, who shall be permitted to attend such meeting and any adjournments thereof (other than any portion of such meeting devoted to discussion of the Lenders solely in their respective capacities as holders of the Notes or the Warrants).

                  SECTION 7.10.  Lenders' Meetings.  Upon the reasonable request
                                 -----------------
   of any Lender, the Company will conduct a meeting of the Lenders to discuss any fiscal quarter's results and the financial condition of the Company at which shall be present the chief executive officer and the chief financial officer of the Company and such other officers of the Company as the Company's chief executive officer shall designate. Such meetings shall be held at the Company and at a time convenient to the Lenders and to the Company. The costs and expenses incurred by any Lender with respect to any such meeting shall be for such Lender's own account.

                  SECTION 7.11.  Consummation of the Acquisition.  Each of the
                                 -------------------------------
   Company and Holdings will cause the closing of the Acquisition to occur concurrently with the making of the Loans on the Closing Date, and will not without the prior written consent of the Required Lenders waive any condition to its obligations to consummate the Acquisition.

                  SECTION 7.12.  Hedging Facilities.  Not later than 45 days
                                 ------------------
   following the Closing Date, the Company will, at its sole cost and expense, enter into and thereafter maintain in full force and effect for a period of three years interest rate cap agreements in such amounts and on such terms as shall reasonably be requested by the Required Lenders and that shall result in effectively limiting the "Commercial Paper Rate" (as defined in Exhibit A) at a level not more than 3.00% higher than such Commercial Paper Rate in effect on the Closing Date with respect to $12,000,000 aggregate principal amount of the Loans for a period of three years.

                  SECTION 7.13.  Hazardous Materials; Remediation.  The Company
                                 --------------------------------
   will (i) promptly give notice to the Lenders in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware of, (x) the existence or alleged existence of a material violation of any applicable Environmental Law or the incurrence of any material liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, or due to the operations or activities of the Company, any Subsidiary or any other Person on or in connection with any such property or any part thereof or (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law; and (ii) promptly comply with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide evidence reasonably satisfactory to the Required Lenders of such compliance.

                  SECTION 7.14.  Title Insurance.
                                 ---------------

                  On the Closing Date, the Company will furnish the Agent with an ALTA extended coverage lender's policy of title insurance in an aggregate amount of $1,500,000 insuring the Mortgage as a valid, enforceable first mortgage Lien on the Company's interest in the Real Property, subject only to Permitted Encumbrances (as defined in the Mortgage), Liens permitted under
   Section 8.02(f) and to such other exceptions as are satisfactory to the Agent. Prior to the Closing Date, the Company shall furnish a title commitment for such policy to the Agent, together with legible copies of all documents affecting title, which shall show all recording information. The policy, including each of the exceptions to coverage contained therein, shall be subject to the approval of the Agent, and shall be issued by a title company acceptable to the Agent. Attached to the policy shall be any and all endorsements reasonably required by the Agent and available in Massachusetts, including, (a) a comprehensive endorsement (ALTA 100 or equivalent) covering restrictions and other matters, (b) a broad form zoning endorsement, which specifically ensures that applicable parking requirements, if any, have been satisfied, (c) an endorsement ensuring that the lien of each Mortgage is valid against any applicable usury laws or other laws prohibiting the charging of interest on interest in Massachusetts, (d) an endorsement ensuring that the Real Property has access to a dedicated public street, (e) a revolving credit endorsement, (f) a contiguity endorsement and (g) an endorsement deleting the so-called "doing business" exclusion.

                  SECTION 7.15.  Collateral Reports.  The Company shall keep
                                 ------------------
   accurate and complete records of its accounts receivable in at least so much detail as to enable the Company to provide the Receivables Reports and other information described in Section 7.01.

                  SECTION 7.16.  Collections; Right to Notify Account Debtors.
                                 --------------------------------------------
   At any time following the occurrence of an Event of Default and during the continuance thereof, in addition to the Lenders' rights under the Security Documents, the Company hereby authorizes the Agent, at any time, to (i) notify any or all account debtors that the accounts receivable of the Company and its Subsidiaries have been assigned to the Agent and that the Agent has a security interest therein and (ii) direct such account debtors to make all payments due from them to the Company upon such accounts receivable directly to the Agent or to a lockbox designated by the Agent. The Agent shall contemporaneously furnish the Company with a copy of any such notice sent. Any such notice, in the Agent's sole discretion, may be sent on the Company's stationery, in which event the Company shall, if requested by the Agent, co-sign such notice with the Agent.

                  SECTION 7.17.  Enforcement of Covenants Not to Compete.  The
                                 ---------------------------------------
   Company shall preserve, protect and defend, to the extent permitted by applicable law, all of its rights, if any, with respect to any covenant not to compete contained in any of the material contracts of the Company or contained in any employment agreement with any employee whose annual salary and other compensation payable by the Company and its Subsidiaries is $50,000 or more, if the board of directors of the Company shall determine in its good faith that such preservation, protection and defense is necessary or advisable.

                  SECTION 7.18.  Landlord and Warehouseman Waivers.
                                 ---------------------------------
   The Company shall use its best efforts (i) to deliver to the Agent waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Agent under each existing lease, warehouse agreement or similar agreement to which the Company or any Subsidiary is a party, (ii) to cause such waivers to be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and (iii) to obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance reasonably satisfactory to the Agent in connection with each new lease, warehouse agreement or similar agreement entered into by the Company or any Subsidiary. Without limiting the obligations of the Company under this Section 7.18, it is understood and agreed that unless otherwise agreed to in mortgagee's or warehouseman's Lien or any other Lien not created by the Security Documents shall not be included in Eligible Inventory.

                                   ARTICLE VIII

                                NEGATIVE COVENANTS

                  The Company (and, in the case of Sections 8.03, 8.09 and 8.11, Holdings) agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

                  SECTION 8.01.  Debt.  The Company will not, and will not
                                 ----
   permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:

                  (a) Debt of the Company outstanding on the date of this Agreement as set forth in Schedule 8.01;

                  (b)  Debt of the Company under the Financing Documents;

                  (c) Debt of the Company or any of its Subsidiaries incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $250,000;

                  (d) Debt of the Company or any of its Subsidiaries to a wholly-owned Subsidiary of the Company, or of any Subsidiary of the Company to the Company;

                  (e)  Debt of the Company under the Seller Notes;

                  (f) Debt of the Company owed to the Management Stockholders or their respective estates incurred for the purpose of making distributions referred to in Section 8.04(a)(ii) to purchase shares (or options to purchase shares) of Holdings Common Stock held by such Management Stockholders or their respective estates, in an aggregate outstanding principal amount not greater than $300,000; provided that
                                                                --------
        any such Debt shall be subordinated on terms acceptable to the Required Lenders in their sole and reasonable discretion; and

                  (g) Debt of the Company not otherwise permitted by the foregoing clauses of this Section 8.01 in an aggregate principal amount at any time outstanding not greater than $50,000.

                  SECTION 8.02.  Negative Pledge.  Neither the Company nor any
                                 ---------------
   Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a)  any Lien on any asset securing Debt permitted under
        Section 8.01(c) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien
                                                      --------
        attaches to such asset concurrently with or within 90 days after the acquisition thereof;

                  (b) Liens existing on the date of this Agreement securing Debt outstanding on such date permitted by Section 8.01(a);

                  (c) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $10,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (d)  Liens created by the Security Documents;

                  (e) with respect to Collateral subject to the Lien of the Mortgage, Permitted Encumbrances, as defined in the Mortgage; and

                  (f) inchoate tax Liens securing obligations of the Company for the payments of taxes payable to the Commonwealth of Massachusetts pursuant to the Massachusetts General Law Section 62C, 51 in connection with the Acquisition, so long as arrangements satisfactory to the Required Lenders in their sole and reasonable discretion for the payment in full of the obligations secured by such Liens are in effect (including without limitation the deposit into an escrow account on terms satisfactory to the Required Lenders in their sole and reasonable discretion of an amount satisfactory to the Required Lenders in their sole and reasonable discretion).

                  SECTION 8.03.  Capital Stock.  Except for the Warrants and the
                                 -------------
   Warrant Shares, neither the Company nor any of its Subsidiaries shall issue any shares of capital stock except shares of capital stock issued by any Subsidiary to the Company and shares of capital stock of the Company issued to Holdings. Holdings shall not issue any capital stock that under its certificate of incorporation is entitled to a preference over the Holdings Common Stock as to payment of dividends or distributions.

                  SECTION 8.04.  Restricted Payments.  (a)  The Company will
                                 -------------------
   not, and will not permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided
                                                                     --------
   that the foregoing shall not restrict or prohibit the following:

                  (i) purchases or redemptions of Warrants under the terms thereof;

                  (ii) dividends or distributions to Holdings at such times and in such amounts as are necessary to permit purchases of shares of (or options to purchase shares of) Holdings Common Stock from employees of the Company upon their death, termination or retirement, so long as, (x) before and after giving effect to any such dividend or distribution for such purpose, no Event of Default shall have occurred and be continuing and (y) such purchases or payments after the date hereof do not exceed in any one Fiscal Year $200,000 and do not exceed in the aggregate $600,000;

            (iii) dividends or distributions to Holdings at such times and in such amounts as are necessary to permit payment of taxes (other than taxes for any period with respect to which the returns and obligations of Holdings have been consolidated with the comparable returns and obligations of Security Capital for such period) and administrative expenses payable by Holdings in compliance with Section 8.11; and

                  (iv) dividends or distributions to Holdings at such times and in such amounts as are necessary to enable Holdings to make cash payments to Security Capital pursuant to the terms of the Tax Sharing Agreement to the extent permitted by Section 8.11(b); provided that the
                                                              --------
        aggregate amount of such dividends or distributions made with respect to any period shall not exceed the aggregate amount of Income Taxes (as defined in Section 8.11(b)) which would have been payable by Holdings with respect to such period but for the fact that Income Taxes returns of Holdings for such period have been consolidated with corresponding returns of Security Capital with respect to such period.

                  (b) Without the prior written consent of the Required Lenders, neither the Company nor any of its Subsidiaries will (i) consent to the transfer of the Seller Notes or (ii) pay, repay, prepay, redeem, purchase, acquire or make any other payment in respect of the Seller Notes, except as specifically provided therein and expressly permitted thereby and by the terms of the Seller Subordination Agreement.

                  SECTION 8.05.  ERISA.  The Company will not, and will not
                                 -----
   permit any of its Subsidiaries to:

                  (a) engage in any transaction in connection with which the Company or any of its Subsidiaries could be subject to any material liability arising from either a civil penalty assessed pursuant to
        Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                  (b) terminate any Plan in a manner, or take any other action, which could result in any material liability of any member of the ERISA Group to the PBGC;

                  (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan;

                  (d) permit the present value of all accrued benefits (whether or not vested) under all Plans at the end of any Plan year to exceed the fair market value of the assets of such Plans as determined by the Plans' actuaries in good faith using reasonable actuarial assumptions and in a manner consistent with Statement of Accounting Standards No. 35; or

                  (e) fail to make any payments to any Multiemployer Plan that it may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

                  SECTION 8.06.  Consolidations, Mergers and Sales of Assets.
                                 -------------------------------------------
   The Company will not, and will not permit any of its Subsidiaries to, (i) consolidate or merge with or into any other Person; provided that nothing in
                                                       --------
   this Section 8.06 shall prohibit the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary into or with another Subsidiary or (ii) sell, lease or otherwise transfer, directly or indirectly, any of its or their assets, other than (w) sales of inventory in the ordinary course of their respective businesses, (x) dispositions of Temporary Cash Investments, (y) dispositions of fixed assets so long as the proceeds of any such disposition are applied to purchase comparable assets and (z) dispositions for cash and fair value of assets that the board of directors of the Company determines in good faith are no longer used or useful in the business of the Company and its Subsidiaries, provided that immediately after
                                                 --------
   any such disposition, the aggregate fair market value of all such assets disposed of pursuant to this clause (z) after the date hereof does not exceed $100,000 and the aggregate fair market value of all such assets during the Fiscal Year in which such disposition is made does not exceed $50,000.

                  SECTION 8.07.  Purchase of Assets, Investments.  The Company
                                 -------------------------------
   will not, and will not permit any Subsidiary to, acquire any assets other than in the ordinary course of business. The Company will not, and will not permit any Subsidiary to, make, acquire or own any Investment in any Person other than (a) Temporary Cash Investments, (b) Investments in Subsidiaries; provided that the aggregate amount of Investments in Subsidiaries (whether
   --------
   now existing or hereafter created or acquired) made after the date hereof shall not exceed $100,000 and (c) Investments in Holdings as contemplated by

   Section 8.11(a)(i)(y). Without limiting the generality of the foregoing, the Company will not, and will not permit any Subsidiary to, (i) acquire or create any Subsidiary without the consent of the Required Lenders and arrangements satisfactory to the Required Lenders for (x) a pledge of the stock of such Subsidiary to the Agent for the benefit of the Lenders, (y) a guaranty by such Subsidiary of the obligations of the Company hereunder and
   (z) a grant of a Lien on all of the assets of such Subsidiary to the Agent for the benefit of the Lenders to secure such guaranty or (ii) engage in any joint venture or partnership with any other Person.

                  SECTION 8.08.  Transactions with Affiliates. The Company will
                                 ----------------------------
   not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, any stockholder of Holdings or any affiliate of any such stockholder on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time from a Person who is not an Affiliate of the Company, a stockholder of Holdings or an affiliate of such stockholder, as the case may be; provided
                                                                     --------
   that the Company shall be permitted to (i) make payments to Holdings to the extent permitted by Section 8.04, (ii) make Investments in Holdings as contemplated by Section 8.11(a)(1)(y) and (iii) pay fees to Investors and compensation to Management Stockholders to the extent permitted by Sections
   8.12 and 8.13, respectively.

                  SECTION 8.09.  Amendments or Waivers.  Without the prior
                                 ---------------------
   written consent of the Required Lenders, neither Holdings nor the Company will, nor will either of them permit any Subsidiary to, agree to any amendment to or waiver of or in respect of the certificate of incorporation of Holdings or the Company or any Operative Document.

                  SECTION 8.10.  Fiscal Year.  The Company shall not change its
                                 -----------
   fiscal year from a fiscal year ending on December 31.

                  SECTION 8.11.  Limitations on Activities by Holdings; Payments
                                 -----------------------------------------------
   by Holdings and the Company under the Tax Sharing Agreement.  (a) Holdings
   -----------------------------------------------------------
   shall not, directly or indirectly, (i) enter into or permit to exist any transaction or agreement (including any agreement for incurrence or assumption of Debt, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, other than (x) the Operative Documents to which it is a party (the "Holdings Documents") or (y) the incurrence of Debt to the Company solely to the extent that Holdings applies the proceeds of such Debt to finance the repurchases or redemptions of Holdings Common Stock referred to in Section 8.04(ii), (ii) engage in any business or conduct any activity (including the making of any Investment or payment or any distribution) or transfer any of its assets, other than the making of the Investments in the Company contemplated in
   Schedule 6.22, the performance of the Holdings Documents in accordance with the terms thereof and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with the next succeeding sentence and, subject to subsection (b), the making of any payments to Security Capital in order to comply with the provisions of the Tax Sharing Agreement or (iii) consolidate or merge with or into any other Person. Holdings shall preserve, renew and keep in full force and effect its corporate existence and any rights, privileges and franchises necessary or desirable in the conduct of its business, and shall comply in all material respects with all material applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, provided that Holdings may
                                                 --------
   terminate any such right, privilege or franchise (other than its corporate existence) if its board of directors in good faith determines that such termination is in the best interests of Holdings and not materially disadvantageous to the Lenders.

                  (b) Neither Holdings nor the Company shall make any payments or any distributions to any holders of Holdings Common Stock other than payments to be made by Holdings or the Company to Security Capital pursuant to the provisions of the Tax Sharing Agreement with respect to any period so long as the returns and obligations of Holdings or the Company, as the case may be, for such period have been consolidated with the returns and obligations of Security Capital for such period; provided that (x) the
                                                    --------
   aggregate amount of cash payments made, directly or indirectly, by Holdings or the Company to Security Capital with respect to any period shall not exceed the aggregate amount of federal, state and local income taxes ("Income Taxes") which would have been payable by Holdings with respect to such period but for the fact that Income Taxes returns of Holdings for such period have been consolidated with corresponding returns of Security Capital with respect to such period and (y) solely with respect to cash distributions and other payments made by Holdings or the Company with respect to any period ending on or prior to December 31, 1998, Holdings or the Company, as the case may be, shall deposit the excess of (1) the aggregate amount of such distributions and other payments over (2) the Permitted Distribution Amount into the Cash Collateral Account (as defined in the Security Capital Pledge Agreement). "Permitted Distribution Amount" means, with respect to any period ending on or prior to December 31, 1998, an amount equal to the aggregate amount of Income Taxes payable in cash by Security Capital with respect to such period and properly allocable to net income generated by Holdings and its Subsidiaries, such allocation to be determined by multiplying the aggregate amount of Income Taxes payable in cash by Security Capital for such period by a fraction (1) the numerator of which shall be the consolidated taxable income of Holdings and its Subsidiaries for such period and (2) the denominator of which shall be the consolidated taxable income of Security Capital and its consolidated subsidiaries for such period (without taking into account the application of any net operating loss carryforward in such period).

                  SECTION 8.12.  Investor Fees.  The Company shall not, and
                                 -------------
   shall not permit any Subsidiary to, directly or indirectly, pay or become obligated to pay any fees or other amounts to or for the account of any Investor except (i) so long as no Event of Default is then continuing or would result therefrom, pursuant to the Management Agreement and subject to the terms of the Investors Subordination Agreement and (ii) distributions by the Company permitted pursuant to Section 8.04(a)(iv).

                  SECTION 8.13.  Management Compensation.  The Company shall
                                 -----------------------
   not, and shall not permit any Subsidiary to, directly or indirectly, pay or become obligated to pay, any compensation for services in any form to or for the account of any Management Stockholder, except as expressly provided in the Employment Contracts.

                  SECTION 8.14.  Lease Payments.  The Company will not, and will
                                 --------------
   not permit any Subsidiary to, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of one year or more if, after giving effect thereto, the aggregate amount of minimum lease payments that the Company and its Consolidated Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $50,000 for any calendar year under all such leases (excluding Capital Leases).

                  SECTION 8.15.  Capital Expenditures.  The aggregate amount of
                                 --------------------
   Consolidated Capital Expenditures for any Fiscal Year set forth below shall not the amount set forth below opposite such Fiscal Year:

   Fiscal Year                   Amount
   -----------                   ------

   1996                          $150,000
   Thereafter                    $100,000

                  SECTION 8.16.  Total Debt Coverage Ratio.  The Company shall
                                 -------------------------
   not permit the ratio on the last day of any fiscal quarter set forth below of
   (i) Consolidated Free Cash Flow to (ii) Total Debt Service, in each case for the Measuring Period at such day, to be less than the ratio set forth below opposite such fiscal quarter; provided that for purposes of calculating such
                                 --------
   ratio on the last day of any fiscal quarter ending on or prior to March 31, 1997, Total Debt Service for the relevant period shall be equal to (x) Total Debt Service for such period plus (y) the aggregate amount of the first
                                ----
   scheduled interest payments to be made by the Company pursuant to Sections
   2.03 and 3.03 after the last day of such period plus (z) the aggregate amount
                                                   ----
   of the first scheduled principal payment to be made by the Company pursuant to Section 2.04 after the last day of such period:

   Fiscal Quarter Ended                    Ratio
   --------------------                    -------

   September 30, 1996                      1.10:1
   December 31, 1996                       1.10:1
   March 31, 1997                          1.00:1
   Thereafter                              1.10:1

                  SECTION 8.17.  Minimum EBITDA.  As of the last day of each
                                 --------------
   fiscal quarter set forth below, EBITDA for the Measuring Period at such day shall not be less than the corresponding amount set forth below opposite such period:

   Fiscal Quarter Ended                Amount
   --------------------                ------

   September 30, 1996                $1,500,000
   December 31, 1996                  2,800,000
   March 31, 1997                     2,250,000
   June 30, 1997                      3,000,000
   September 30, 1997                 3,000,000
   December 31, 1997                  3,050,000
   March 31, 1998                     3,050,000
   June 30, 1998                      3,100,000
   September 30, 1998                 3,150,000
   December 31, 1998                  3,200,000
   March 31, 1999                     3,200,000
   June 30, 1999                      3,250,000
   September 30, 1999                 3,375,000
   Thereafter                         3,500,000


                                    ARTICLE IX

                                 EVENTS OF DEFAULT

                  SECTION 9.01.  Events of Default.  If any one or more of the
                                 -----------------
   following events (hereinafter called "Events of Default") shall occur and be continuing for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise):

                  (a) the Company shall fail to pay when due any principal, or shall fail to pay within five days after the due date thereof any interest, premium, fees or other amount payable hereunder;

                  (b) the Company shall fail to observe or perform any covenant contained in Section 7.14, or Article VIII hereof, or Section 5 or Sections 4(A), (E) or (I) of the Company Security Agreement or Holdings shall fail to perform any covenant contained in Section 3(B) of the Holdings Pledge Agreement or Security Capital shall fail to perform any covenant contained in the Security Capital Pledge Agreement;

                  (c) the Company or Holdings shall fail to observe or perform any covenant or agreement required to be observed or performed by the Company or Holdings, as the case may be, contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Agent;

                  (d) any representation, warranty, certification or statement made by the Company, Holdings or Security Capital in any Financing Document or in any certificate, financial statement or other document delivered pursuant to the Financing Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

                  (e) the Company or any of its Subsidiaries shall fail to make any payment in respect of any Debt (other than the Notes) arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than the Notes) of the Company or any of its Subsidiaries arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000, or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) Holdings, the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against Holdings, the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Holdings, the

        Company or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000;

                  (j) a judgment or order not covered by insurance for the payment of money in excess of $50,000 shall be rendered against Holdings, the Company or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (k) except as the result of any transfer made by Capital Partners to any of its affiliates, Capital Partners shall cease to be the record and beneficial owner of at least 50% of the capital stock of Security Capital owned by Capital Partners on the Closing Date; or Capital Partners shall cease at any time to have the ability to elect a majority of the board of directors of Security Capital (either through the ownership of voting stock, by contract or otherwise); or, except as the result of any transfer made pursuant to the Holdings Pledge Agreement or as a result of the exercise of any Warrants, Holdings shall cease to be the record and beneficial owner of 100% of the issued and outstanding capital stock of the Company; or, exclusive of shares of Holdings Common Stock issued in an IPO by Holdings or issued to members of senior management of the Company (other than the Management Stockholders) representing in the aggregate not more than 5% of the aggregate number of shares of Holdings Common Stock outstanding (determined assuming the exercise of all options or warrants to purchase Holdings Common Stock held by such Person and adjusted for stock splits, combinations and similar events), shares of Holdings Common Stock shall be held by any Person other than the Investors or the Management Stockholders and their respective Permitted Transferees (as defined in the Common Stockholders Agreement); or Warren Stanley shall cease to be chief executive officer of the Company and a successor shall not have been appointed by the Company and approved by the Required Lenders within 180 days thereafter; or except as the result of repurchases or redemptions referred to in Section 8.04(a)(ii), each Management Stockholder and his Permitted Transferees (as defined in the Common Stockholders Agreement) shall cease to own beneficially in the aggregate at least the number of shares (determined assuming the exercise of all options or warrants to purchase Common Stock held by such Person and adjusted for stock splits, combinations and similar events) of Common Stock owned by such Management Stockholder and the members of his immediate family on the Closing Date (determined as aforesaid);

                  (l) the auditor's report or reports on the audited statements delivered pursuant to Section 7.01 shall include any material qualification (including with respect to the scope of audit) or exception;

                  (m) the Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens (including without limitation any Liens permitted under Section 8.02(f)), or Holdings or the Company or any of its Subsidiaries shall so assert in writing;

                  (n) the Company shall be prohibited or otherwise materially restrained from conducting substantially the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of 10 days beyond any period for which any business interruption insurance policy of the Company shall provide full coverage to the Company of any losses and lost profits; or

                  (o) any of the Operative Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or the Company shall so assert in writing;

   then, and in every such event and at any time thereafter during the continuance of such event, the Agent shall if requested by the Required Lenders, (i) by notice to the Company terminate the Commitments and they shall thereupon terminate and/or (ii) by notice to the Company declare the Notes (together with accrued and unpaid interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events
                                 --------
   of Default specified in clause (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and all of the Notes (together with accrued and unpaid interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.


                                     ARTICLE X

                          FEES, EXPENSES AND INDEMNITIES;
                      GENERAL PROVISIONS RELATING TO PAYMENTS

                  SECTION 10.01.  Fees.  (a)  Participation Fees.  On the
                                  ----        ------------------
   Closing Date, the Company shall pay to each Lender a fee in an amount equal to 1.5% of the sum of such Lender's Tranche A Commitment, Tranche B Commitment and Working Capital Commitment.

                  (b)  Unused Commitment Fee.  During the period from the
                       ---------------------
   Closing Date through the date on which Working Capital Commitments are terminated, the Company shall pay to each Lender a fee at the rate of 1/2 of 1% per annum on the daily average amount by which the amount of such Lender's Working Capital Commitment exceeds such Lender's Working Capital Outstandings. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date prior to the date on which the Working Capital Commitments are terminated and on the date of such termination.

                  (c)  Letter of Credit Fee.  The Company agrees to pay to the
                       --------------------
   Agent for the benefit of the Lenders, ratably in proportion to their respective Working Capital Commitments, a letter of credit fee with respect to each Letter of Credit, computed for each day from and including the date of issuance of such Letter of Credit to but excluding the last day a drawing is available under such Letter of Credit, at a rate of 2% per annum on the aggregate amount available for drawing under such Letter of Credit from time to time (whether or not any conditions to drawing can then be met). Such fee shall be payable in arrears on each Quarterly Date prior to the date on which the Working Capital Commitments are terminated and on the Termination Date.

                  SECTION 10.02.  Computation of Interest and Fees.  Commitment
                                  --------------------------------
   fees pursuant to Section 10.01(b) and all interest hereunder and under the Notes shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  SECTION 10.03.  General Provisions Regarding Payments.  All
                                  -------------------------------------
   payments (including prepayments) to be made by the Company under any Financing Document, including payments of principal of and premium and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. The Company shall make all payments in immediately available funds to each Lender's Payment Account before 11:00 A.M. (New York City time) on the date when due. Each payment (including prepayments) by the Company on account of principal of and interest on any Loans shall be made pro rata according to the respective
                                       --- ----
   outstanding principal amounts of such Class of Loans held by each Lender.
   All amounts payable by the Company hereunder or under any other Financing Document not paid when due (other than payments of principal and interest on the Notes, which shall bear interest as set forth therein) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to 5% plus the rate announced by NationsBank, N.A. from time to time as its prime rate (calculated on the basis of a 360-day year for the actual number of days elapsed).

                  SECTION 10.04.  Expenses. Whether or not the transactions
                                  --------
   contemplated hereby shall be consummated, the Company agrees to pay on demand
   (i) all costs and expenses of preparation of this Agreement, the other Financing Documents and the Warrants and of the Company's performance of and compliance with all agreements and conditions contained herein and therein,
   (ii) the reasonable fees, expenses and disbursements of counsel (including the reasonable allocation of the compensation, costs and expenses of in-house counsel, based upon time spent) to, and independent appraisers and consultants retained by, the Lenders in connection with the negotiation, preparation, execution and administration of this Agreement, the other Financing Documents and the Warrants and any amendments hereto or thereto and waivers hereof and thereof, (iii) all costs and expenses of creating, perfecting and maintaining Liens pursuant to the Financing Documents, including filing and recording fees and expenses, the costs of any bonds required to be posted in respect of future filing and recording fees and expenses, title investigations and reasonable fees and expenses of such local counsel as the Agent shall request, (iv) the fees, expenses and disbursements (in an aggregate amount in any calendar year of not more than $5,000) of independent accountants or other experts retained by the Agent in connection with not more than one accounting and collateral audit or review of the Company and its affairs during each calendar year and (v) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Lender, including fees and disbursements of counsel (including the reasonable allocation of the compensation, costs and expenses of in-house counsel, based upon time spent), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  SECTION 10.05.  Indemnity.  Whether or not the transactions
                                  ---------
   contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold harmless the Agent and each Lender and any subsequent holder of any of the Notes, Warrants, Warrant Shares and Letter of Credit Liabilities and the officers, directors, employees and agents of the Agent, each Lender and such holders (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of an Obligor, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by NationsCredit) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Company or any of its Subsidiaries of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Company or any of its Subsidiaries, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes and Warrants, except that the Company shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or wilful misconduct of such Indemnitee. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Without limiting the generality of any provision of this Section, to the fullest extent permitted by law, the Company hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or relating to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except that the Company shall have no obligation under this sentence to an Indemnitee with respect to any liability resulting from the gross negligence or wilful misconduct of such Indemnitee.

                  SECTION 10.06.  Taxes.  The Company agrees to pay all
                                  -----
   governmental assessments, charges or taxes (except income or other similar taxes imposed on any Lender or any holder of a Note), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement, the other Financing Documents or the Warrants, or the issuance of the Notes, Warrants, Warrant Shares or any Letter of Credit, and to indemnify and hold each Lender and each and every holder of the Notes, Warrants, Warrant Shares and Letter of Credit Liabilities harmless against liability in connection with any such assessments, charges or taxes.

                  SECTION 10.07.  Funding Losses.  If the Company fails to
                                  --------------
   borrow any Working Capital Loans after notice has been given to any Lender in accordance with Section 4.04 or make any payment when due (including pursuant to a notice of optional prepayment), the Company shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Lender shall have delivered to the
                         --------
   Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                  SECTION 10.08.  Maximum Interest.  (a)  In no event shall the
                                  ----------------
   interest charged with respect to the Notes or any other obligations of the Company under the Financing Documents exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction.

                  (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest charged or payable for the account of any Lender hereunder or under any Note or other Financing Document (the "Stated Rate") would exceed the highest rate of interest permitted under any applicable law to be charged by such Lender (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable for the account of such Lender shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less
                --------
   than the Maximum Lawful Rate, the Company shall, to the extent permitted by law, continue to pay interest for the account of such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender is equal to the total interest which such Lender would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of such Lender shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

                  (c) In no event shall the total interest received by any Lender exceed the amount which such Lender could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate with respect to such Lender.

                  (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

                  (e) If any Lender has received interest hereunder in excess of the Maximum Lawful Rate with respect to such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Company.


                                    ARTICLE XI

                                     THE AGENT

                  SECTION 11.01.  Appointment and Authorization.  Each Lender
                                  -----------------------------
   irrevocably appoints and authorizes the Agent to enter into each of the Security Documents on its behalf and to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 11.02.  Agent and Affiliates.  NationsCredit shall
                                  --------------------
   have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and NationsCredit and its affiliates may lend money to and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

                  SECTION 11.03.  Action by Agent.  The obligations of the Agent
                                  ---------------
   hereunder are only those expressly set forth herein and under the other Financing Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article IX.

                  SECTION 11.04.  Consultation with Experts.  The Agent may
                                  -------------------------
   consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 11.05.  Liability of Agent.  Neither the Agent nor any
                                  ------------------
   of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents
   (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 11.06.  Indemnification.  Each Lender shall, ratably
                                  ---------------
   in accordance with its Working Capital Commitment (whether or not the Working Capital Commitments have been terminated), indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent hereunder or thereunder.

                  SECTION 11.07.  Credit Decision.  Each Lender acknowledges
                                  ---------------
   that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

                  SECTION 11.08.  Successor Agent.  The Agent may resign at any
                                  ---------------
   time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the

   Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                                    ARTICLE XII

                                   MISCELLANEOUS

                  SECTION 12.01.  Survival.  All agreements, representations and
                                  --------
   warranties made herein shall survive the execution and delivery of this Agreement and the other Operative Documents and the execution, sale and delivery of the Notes, Warrants and Warrant Shares. The indemnities and agreements set forth in Articles X and XI shall survive the payment of the Notes, the exercise, redemption or expiration of the Warrants and the termination of this Agreement.

                  SECTION 12.02.  No Waivers.  No failure or delay by the Agent
                                  ----------
   or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 12.03.  Notices.  All notices, requests and other
                                  -------
   communications to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy or telex number set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in a notice delivered to the Company and the Agent by the assignee Lender forthwith upon such assignment) or at such other address or telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and the appropriate answerback is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

   obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 12.05.  Amendments and Waivers.  Any provision of this
                                  ----------------------
   Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Holdings, the Company and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall,
                           --------
   unless signed by all the Lenders, (i) increase or decrease any Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or fees hereunder, (iii) postpone the date fixed for any payment of principal of any Loan pursuant to Section 2.04(a), 3.04(a) or 4.05(a), or of interest on any Loan or any fees hereunder or for any termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

                  SECTION 12.06.  Successors and Assigns; Registration.  (a)
                                  ------------------------------------
   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any transferee of any Note or Warrant), except that neither Holdings nor the Company may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

                  (b) The terms and provisions of this Agreement shall inure to the benefit of any transferee or assignee of any Note or Warrant and, in the event of such transfer or assignment, the rights and privileges herein conferred upon the assigning Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Any assignment shall be for an equal percentage of each Class of such assignor Lender's Loans and its Working Capital Commitment, and any such assignee Lender shall, upon its registration in the Note Register referred to below, become a "Lender" for all purposes hereunder. Upon any such assignment, the assignor Lender shall be released from its Working Capital Commitment to the extent assigned to and assumed by the assignee Lender.

                  (c) Upon any assignment of any Note(s), the assigning Lender shall surrender its Note(s) to the Company for exchange or registration of transfer, and the Company will promptly execute and deliver in exchange therefor a new Note or Note(s) of the same tenor and registered in the name of the assignor Lender (if less than all of such Lender's Notes are assigned) and the name of the assignee Lender.

                  (d) The Company shall maintain a register (the "Note Register") of the Lenders and all assignee Lenders that are the holders of all the Notes issued pursuant to this Agreement. The Company will allow any Lender to inspect and copy such list at the Company's principal place of business during normal business hours. Prior to the due presentment for registration of transfer of any Note, the Company may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium and interest on such Note and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

                  (e) Each Lender (including any assignee Lender at the time of such assignment) represents that it (i) is acquiring its Notes solely for investment purposes and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed such information as it deems necessary to evaluate the merits and risks of its investment in the Notes, (iii) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, including a complete loss of its investment.

                  (f) Each Lender understands that the Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future such Lender decides to resell, pledge or otherwise transfer any of the Notes, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) to a person who such Lender reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act.

                  (g) Each Lender understands that the Notes will, unless otherwise agreed by the Company and the holder thereof, bear a legend to the following effect:

        THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                  (h) If any Note becomes mutilated and is surrendered by the Lender with respect thereto to the Company, or if any Lender claims that any of its Notes has been lost, destroyed or wrongfully taken, the Company shall execute and deliver to such Lender a replacement Note, upon the affidavit of such Lender attesting to such loss, destruction or wrongful taking with respect to such Note and such lost, destroyed, mutilated, surrendered or wrongfully taken Note shall be deemedto be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no surety or bond shall be required as a condition of the execution and delivery of a replacement Note. Any costs and expenses of the Company in replacing any such Note shall be for the account of such Lender.

                  SECTION 12.07.  Collateral.  Each of the Lenders represents to
                                  ----------
   the Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 12.08.  Headings.  Headings and captions used in the
                                  --------
   Financing Documents (including the Exhibits and Schedules hereto and thereto) are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  SECTION 12.09.  GOVERNING LAW; SUBMISSION TO JURISDICTION.
                                  -----------------------------------------
   THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND HOLDINGS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND HOLDINGS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN

   INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.03. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  SECTION 12.10.  Notice of Breach by Agent or Lender.  Each of
                                  -----------------------------------
   the Company and Holdings agrees to give the Agent and the Lenders notice of any action or inaction by the Agent or any Lender or any agent or attorney of the Agent or any Lender in connection with this Agreement or any other Financing Document or the obligations of the Company or Holdings under this Agreement or any other Financing Document that may be actionable against the Agent or any Lender or any agent or attorney of the Agent or any Lender or a defense to payment of any obligations of the Company or Holdings under this Agreement or any other Financing Document for any reason, including commission of a tort or violation of any contractual duty or duty implied by law. Each of the Company and Holdings agrees, to the fullest extent that it may lawfully do so, that unless such notice is given promptly (and in any event within thirty (30) days after the Company or Holdings has knowledge, or with the exercise of reasonable diligence could have had knowledge, of any such action or inaction), the Company and Holdings shall not assert, and the Company and Holdings shall be deemed to have waived, any claim or defense arising therefrom to the extent that the Agent or any Lender could have mitigated such claim or defense after receipt of such notice.

                  SECTION 12.11.  WAIVER OF JURY TRIAL.  EACH OF THE COMPANY,
                                  --------------------
   HOLDINGS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  SECTION 12.12.  Counterparts; Integration.  This Agreement may
                                  -------------------------
   be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, the other Financing Documents, the Warrantholders Rights Agreement and the Warrants constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 12.13.  Knowledge of any Person.  As used herein,
                                  -----------------------
   "knowledge" means, with respect to any Person, any fact, circumstance or situation of which such Person has actual knowledge or any fact, circumstance or situation of which such Person would have had knowledge upon due inquiry but without expenditure of funds for special studies and the like. The knowledge of the Company or Holdings shall be limited to the knowledge of the directors and Chairman, President and Chief Executive Officer of the Company or Holdings, as the case may be.

                  SECTION 12.14.  Permitted Lien.  The Lenders agree that, with
                                  --------------
   respect to any representation made or covenant agreed to by the Company in the Financing Documents regarding the existence of any Lien, the Liens permitted under Section 8.02(f) of this Agreement shall be Liens permitted to exist.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   POSSIBLE DREAMS, LTD.



                                   By /s/ Philip L. Fitting
                                     -----------------------------------
                                     Name:  Philip L. Fitting
                                     Title: Chairman
                                     Address:


                                      Telecopy number:
                                      Telex number:


                                   Company Account Designation:
                                   ---------------------------

                                   [Name of bank]
                                   ABA No.:
                                   Account No.:
                                   Account Name:

                                   Reference:


                                   P.D. HOLDINGS, INC.



                                   By /s/ Philip L. Fitting
                                     -------------------------
                                     Name:  Philip L. Fitting
                                     Title: Chairman
                                     Address:


                                      Telecopy number:
                                      Telex number:

                                        NATIONSCREDIT COMMERCIAL
                                          CORPORATION, as Lender and Agent



                                        By /s/ Rebecca Carey
                                          ------------------------------
                                           Title: Authorized Signatory
                                        One Canterbury Green
                                        P.O. Box 120013
                                        Stamford, CT  06912-0013
                                        Telecopy:  203-352-4171



                                        Payment Account Designation:
                                        ---------------------------

                                        First Chicago National Bank
                                           Chicago, Illinois
                                        ABA No.:  071000013
                                        Account No.:  52-56933
                                        Account Name:  NationsCredit
                                        Commercial Corporation

                                                             EXHIBIT A



                  THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
                  (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.


                                POSSIBLE DREAMS, LTD.

                                   TRANCHE A NOTE


             $                                       __________ ___, 199_


                       POSSIBLE DREAMS, LTD., a Delaware corporation
             (together with its successors, the "Company"), for value received, promises to pay [NAME OF LENDER] (the "Lender"), or registered assigns, an aggregate principal amount of ________________ Dollars ($__________), by paying on each of the dates set forth in Schedule A attached hereto (or, if any such day is not a Business Day, on the next succeeding Business Day) (each, an "Amortization Date"), the aggregate principal amount set forth opposite such Amortization Date on such Schedule A, together with accrued and unpaid interest thereon to but excluding the date of payment, and to pay, monthly in arrears with respect to each calendar month on the first Business Day of the next succeeding calendar month, commencing with July, 1996, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the aggregate unpaid principal amount hereof from time to time at a rate equal to the sum of 4% per annum plus the Commercial Paper Rate (as hereinafter defined) and to pay on demand interest at a rate equal to the sum of 6% per annum plus the Commercial Paper Rate (in each case subject to Section 10.08 of the Credit Agreement referred to below) on any overdue principal, premium and interest from the due date thereof to the date of actual payment (after as well as before judgment and during any bankruptcy proceeding). Changes in the rate of interest applicable hereto shall occur as of the opening of business on any day on which the Commercial Paper Rate changes.

                        "Commercial Paper Rate" means for any day in any
             calendar month, the rate of interest equivalent to the money market yield for the Interest Determination Date falling in such month on the 30-day Commercial Paper Rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent by a nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York and published weekly by the Board of Governors of the Federal Reserve System in its H.15 report, or any successor publication published by the Board of Governors of the Federal Reserve System or, if such rate for such date is not yet published in such statistical release, the rate for that date will be the rate set forth in the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. "Interest Determination Date" means May 17, 1996 and the first Business Day of each calendar month thereafter.

                       This Note is one of the Tranche A Notes referred
             to in the Credit Agreement dated as of May 17, 1996 (as amended from time to time, the "Credit Agreement") among the Company, Holdings, the lenders referred to therein and NationsCredit Commercial Corporation, as Agent. The Credit Agreement and the Security Documents referred to therein contain additional rights of the holder of, and the security for, this Note. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

                       If an Event of Default shall occur and be
             continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest hereon may become or be declared forthwith due and payable in the manner and with the effect provided in the Credit Agreement.

                       This Note also may and must be prepaid as provided
             in the Credit Agreement, together with any premiums set forth therein, under the circumstances therein described.

                       Payments of principal hereof and interest and
             premium hereon shall be made in lawful money of the United States of America.

                       This Note shall be governed by, and construed in
             accordance with, the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

                       IN WITNESS WHEREOF, the Company has caused this
             Note to be duly executed as of the day and year first above written.


                                           POSSIBLE DREAMS, LTD.


                                           By_________________________
                                             Name:  Philip L. Fitting
                                             Title: Chairman

                                                             SCHEDULE A
                                                      TO TRANCHE A NOTE



                                Amortization Schedule
                                ---------------------



                       Payment Due Date           Principal Amount
                       ----------------           ----------------

                       The first Business
                       Day of each of the
                       following months:

                       October, 1996                $187,500.00
                       January, 1997                $187,500.00
                       April, 1997                  $187,500.00
                       July, 1997                   $187,500.00
                       October, 1997                $250,000.00
                       January, 1998                $250,000.00
                       April, 1998                  $250,000.00
                       July, 1998                   $250,000.00
                       October, 1998                $312,500.00
                       January, 1999                $312,500.00
                       April, 1999                  $312,500.00
                       July, 1999                   $312,500.00
                       October, 1999                $312,500.00
                       January, 2000                $312,500.00
                       April, 2000                  $312,500.00
                       July, 2000                   $312,500.00
                       October, 2000                $375,000.00
                       January, 2001                $375,000.00
                       April, 2001                  $375,000.00
                       July, 2001                   $375,000.00

                                                             EXHIBIT B



                  THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
                  (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.


                                POSSIBLE DREAMS, LTD.

                                   TRANCHE B NOTE


             $                                     ____________ ___, 199_


                       POSSIBLE DREAMS, LTD., a Delaware corporation
             (together with its successors, the "Company"), for value received, promises to pay [NAME OF LENDER] (the "Lender"), or registered assigns, an aggregate principal amount of ____________________ Dollars ($__________), by paying on each July 1, October 1, January 1 and April 1, commencing with the second such date following the earlier of (i) May 17, 2001 and (ii) the date on which the Tranche A Notes (as defined in the Credit Agreement referred to below) shall have been repaid in their entirety (or if any such day is not a Business Day, on the next succeeding Business Day) (each, an "Amortization Date"), the aggregate principal amount of (x) Three Hundred Seventy-Five Thousand Dollars ($375,000.00), if such Amortization Date is the first, second or third Amortization Date, (y) Five Hundred Fifty Thousand Dollars ($550,000.00), if such Amortization Date is the fourth, fifth or sixth Amortization Date, and (z) Seven Hundred Twenty Five Thousand Dollars ($725,000.00), if such Amortization Date is any other Amortization Date, together with accrued and unpaid interest thereon to but excluding the date of payment, and to pay, monthly in arrears with respect to each calendar month on the first Business Day of the next succeeding calendar month, commencing with July, 1996, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the aggregate unpaid principal amount hereof from time to time at a rate equal to the sum of 6% per annum plus the Commercial Paper Rate (as hereinafter defined) and to pay on demand interest at a rate equal to the sum of 8% per annum plus the Commercial Paper Rate (in each case subject to Section 10.08 of the Credit Agreement referred to below) on any overdue principal, premium and interest from the due date thereof to the date of actual payment (after as well as before judgment and during any bankruptcy proceeding). Changes in the rate of interest applicable hereto shall occur as of the opening of business or any day on which the Commercial Paper Rate changes.

                        "Commercial Paper Rate" means for any day in any
             calendar month, the rate of interest equivalent to the money market yield for the Interest Determination Date falling in such month on the 30-day Commercial Paper Rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent by a nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York and published weekly by the Board of Governors of the Federal Reserve System in its H.15 report, or any successor publication published by the Board of Governors of the Federal Reserve System or, if such rate for such date is not yet published in such statistical release, the rate for that date will be the rate set forth in the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. "Interest Determination Date" means May 17, 1996 and the first Business Day of each calendar month thereafter.

                       This Note is one of the Tranche B Notes referred
             to in the Credit Agreement dated as of May 17, 1996 (as amended from time to time, the "Credit Agreement") among the Company, Holdings, the lenders referred to therein and NationsCredit Commercial Corporation, as Agent. The Credit Agreement and the Security Documents referred to therein contain additional rights of the holder of, and the security for, this Note. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

                       If an Event of Default shall occur and be
             continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest hereon may become or be declared forthwith due and payable in the manner and with the effect provided in the Credit Agreement.

                       This Note also may and must be prepaid as provided
             in the Credit Agreement, together with any premiums set forth therein, under the circumstances therein described.

                       Payments of principal hereof and interest and
             premium hereon shall be made in lawful money of the United States of America.

                       This Note shall be governed by, and construed in
             accordance with, the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

                       IN WITNESS WHEREOF, the Company has caused this
             Note to be duly executed as of the day and year first above written.


                                           POSSIBLE DREAMS, LTD.



                                           By_________________________
                                             Name:  Philip L. Fitting
                                             Title: Chairman

                                                             EXHIBIT C



                  THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
                  (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.



                                POSSIBLE DREAMS, LTD.


                                WORKING CAPITAL NOTE


             $                                   __________ __, 199_


                       POSSIBLE DREAMS, LTD., a Delaware  corporation
             (together with its successors, the "Company"), for value received, promises to pay [NAME OF LENDER] (the "Lender"), or registered assigns, the principal amount of ____________ Dollars ($___________) or the aggregate outstanding principal amount of the Working Capital Loans made by the Lender, whichever is less, on the Working Capital Termination Date (as herein defined), and to pay, monthly in arrears with respect to each calendar month on the first Business Day of the next succeeding calendar month, commencing with July, 1996, until the Working Capital Termination Date and on the Working Capital Termination Date, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the aggregate unpaid principal amount hereof on each day from time to time at a rate equal to the sum of 4% per annum plus the Commercial Paper Rate (as hereinafter defined) and to pay on demand interest at a rate equal to the sum of 6% per annum plus the Commercial Paper Rate (in each case subject to Section 10.08 of the Credit Agreement referred to below) on any overdue principal and interest from the due date thereof to the date of actual payment (after as well as before judgment and during any bankruptcy proceeding). Changes in the rate of interest applicable hereto shall occur as of the opening of business on any day on which the Commercial Paper Rate changes.

                       "Working Capital Termination Date" means the
             earlier of May 17, 2003 and the date on which all of the Tranche A Notes and the Tranche B Notes shall have been paid in full in accordance with their terms.

                       "Commercial Paper Rate" means for any day in any
             calendar month, the rate of interest equivalent to the money market yield for the Interest Determination Date falling in such month on the 30-day Commercial Paper Rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent by a nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York and published weekly by the Board of Governors of the Federal Reserve System in its H.15 report, or any successor publication published by the Board of Governors of the Federal Reserve System or, if such rate for such date is not yet published in such statistical release, the rate for that date will be the rate set forth in the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. "Interest Determination Date" means May 17, 1996 and the first Business Day of each calendar month thereafter.

                       This Note is one of the Working Capital Notes
             referred to in the Credit Agreement dated as of May 17, 1996 (as amended from time to time, the "Credit Agreement") among the Company, Holdings, the lenders referred to therein and NationsCredit Commercial Corporation, as Agent. The Credit Agreement and the Security Documents referred to therein contain additional rights of the holder of, and the security for, this Note. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

                       If an Event of Default shall occur and be
             continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest hereon may become or be declared forthwith due and payable in the manner and with the effect provided in the Credit Agreement.

                       This Note also may and must be prepaid as provided
             in the Credit Agreement, together with any premiums set forth therein, under the circumstances therein described.

                       Payments of principal hereof and interest hereon
             shall be made in lawful money of the United States of America.

                       This Note shall be governed by, and construed in
             accordance with, the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

                       IN WITNESS WHEREOF, the Company has caused this
             Note to be duly executed as of the day and year first above written.


                                           POSSIBLE DREAMS, LTD.



                                           By__________________________
                                             Name:  Philip L. Fitting
                                             Title: Chairman

                         SCHEDULE A TO WORKING CAPITAL NOTE
          _________________________________________________________________

                            Principal          Payment
                            Amount of            of            Notation
             Date             Loan            Principal        Made by
          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _______________________________________________________________